UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Mavenir Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 29, 2014

Dear Mavenir Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Mavenir Systems, Inc. to be held on June 18, 2014, beginning at 9:00 a.m. local time at the Hyatt Regency North Dallas, 701 East Campbell Road, Richardson, Texas 75081.

We take advantage of Securities and Exchange Commission rules that allows companies to furnish proxy materials primarily over the internet. On April 29, 2014, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials that includes instructions on how to access our proxy materials, including our proxy statement and 2013 Annual Report, over the internet. The notice also provides instructions on how to obtain paper copies of our proxy materials and how to vote online or by telephone. If you receive annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and 2013 Annual Report will be enclosed.

At the Annual Meeting, you will be asked to consider and vote on:

(1)	the election of two Class I directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as Class I directors and (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm.

Your vote is important to us and our business. We hope you will find it convenient to attend the Annual Meeting in person. Even if you plan to attend the meeting, you are requested to sign, date and return your proxy card in the envelope provided, if you received printed materials by mail, or to vote by internet or telephone pursuant to the instructions set forth in the notice you received by mail. If you attend the meeting after having returned a proxy card or having voted by internet or telephone, you may revoke your proxy, if you wish, and vote in person. A proxy may also be revoked at any time before it is voted by (i) returning a properly completed proxy card with a later date, (ii) granting a subsequent proxy by internet or telephone or (iii) giving written notice to, or filing a duly exercised proxy bearing a later date with, our General Counsel and Secretary. If you would like to attend and your stock is not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

We appreciate your continued support of Mavenir and look forward to either greeting you personally at the meeting or receiving your proxy.

Sincerely,

Pardeep Kohli
President and Chief Executive Officer
Mavenir Systems, Inc.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Mavenir Systems, Inc. will be held on June 18, 2014, at 9:00 a.m. local time at the Hyatt Regency North Dallas, 701 East Campbell Road, Richardson, Texas 75081, for the following purposes:

(1)	the election of two Class I directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)	the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 22, 2014, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be available for examination, during regular business hours, by any stockholder for at least ten days prior to the Annual Meeting, at our offices at 1700 International Parkway, Suite 200, Richardson, TX 75081. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the Annual Meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the accompanying proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy card as soon as possible or by voting over the internet or by telephone pursuant to the instructions in the Notice of Internet Availability that was mailed to you. Your broker cannot vote your shares on your behalf with respect to the election of directors until it receives your voting instructions. If you do not provide voting instructions over the internet, by telephone, or by returning a proxy card or voter instruction form, your shares will not be voted with respect to the election of directors, but your shares that are held by a broker may be voted on your behalf with respect to the ratification of BDO USA, LLP without instruction.

If you do attend the meeting and prefer to vote in person, you may do so.

By Order of the Board of Directors,

Sam Garrett
General Counsel and Secretary
Mavenir Systems, Inc.

Richardson, Texas

April 29, 2014

The proxy statement and Annual Report to Stockholders are available at http://investor.mavenir.com or http://www.proxydocs.com/MVNR

Proxy Statement for the

Annual Meeting of Stockholders of

MAVENIR SYSTEMS, INC.

To Be Held on June 18, 2014

i

ii

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2014

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on June 18, 2014, and any adjournments or postponements thereof. The Annual Meeting will be held at the Hyatt Regency North Dallas, 701 East Campbell Road, Richardson, Texas 75081 on June 18, 2014 at 9:00 a.m., Central time.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.

Unless otherwise indicated, the terms “company,” “Mavenir”, “Mavenir Systems”, “we,” “our,” and “us” are used in this proxy statement to refer to Mavenir Systems, Inc. together with its subsidiaries. The terms “Board” and “Board of Directors” refer to our Board of Directors.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We take advantage of SEC rules permitting us to furnish our proxy materials to our stockholders primarily over the internet instead of mailing printed copies of our proxy materials. On April 29, 2014, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials directing our stockholders to a website where they can access our proxy materials. Any stockholder preferring to receive a paper copy of our proxy materials can follow the instructions included in the notice to request one.

We sent you the notice because the Board is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instructions on how to vote your shares by mail, by telephone or over the internet can be found below.

If you are reviewing a printed copy of our proxy materials, you may view and also download our proxy materials, including our 2013 Annual Report to Stockholders, at http://investor.mavenir.com or http://www.proxydocs.com/MVNR.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2014, which is the date our Board of Directors has set as the record date for voting, will be entitled to vote at the Annual Meeting. On this record date, there were 24,028,688 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.

Stockholder of Record: Shares Registered in Your Name

If on April 22, 2014, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If on April 22, 2014, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization rather than in your name, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee should provide a voting instruction card for you to use.

What am I being asked to vote on?

There are two matters scheduled to be considered and voted on at the Annual Meeting:

•	Election of Mr. Jeffrey P. McCarthy and Mr. Vivek Mehra, the two Class I directors nominated by the Board, to serve until the 2017 Annual Meeting of Stockholders; and

•	Ratification of the appointment by the audit committee of our Board of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

How does the Board recommend that I vote?

The Board of Directors unanimously recommends that all stockholders vote

•	“FOR” the election of Messrs. McCarthy and Mehra as Class I members of the Board of Directors; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

We will also consider other business that properly comes before the meeting in accordance with Delaware law and our bylaws. As of the record date, our Board knows of no other matters that will be presented for consideration at the 2014 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “FOR” all the nominees to serve as Class I members the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. You may vote “FOR” the ratification of the appointment by the audit committee of our Board of BDO USA, LLP as Mavenir’s independent registered public accounting firm for its fiscal year ending December 31, 2014, or you may vote “AGAINST” or select “ABSTAIN” from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, over the internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes if you later decide not to attend the meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you will receive a ballot when you arrive.

•	If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To submit your proxy by telephone, dial toll-free 855-725-6891 using a touch-tone phone, with your proxy card ready, and follow the recorded instructions.

•	To submit your proxy over the internet, go to http://www.proxypush.com/MVNR to view proxy materials online and complete an electronic proxy card.

If you do not attend the Annual Meeting and instead vote by returning your proxy card, by telephone or by internet using the instructions above, your vote must be received by 4:00 p.m., Central time on June 17, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What do I need to do to attend the Annual Meeting?

If you are a registered stockholder or a “street name” stockholder as of April 22, 2014 (the record date), you are invited to attend the Annual Meeting.

In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. As noted above, since a “street name” stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker, bank’s or agent’s procedures for obtaining a legal proxy.

How many votes do I have?

On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of April 22, 2014, which is the record date for the 2014 Annual Meeting of Stockholders.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the internet or in person at the Annual Meeting, your shares will not be voted, and your shares will not be counted as “present” for purposes of determining whether a quorum is present at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, and these “broker non-votes” will not count toward the vote totals for these proposals and will not count for or against these proposals. Your broker or nominee may vote your shares on Proposal 2, as the ratification of our independent registered public accounting firm is considered a “routine” matter under NYSE rules.

What if I sign and return a proxy card or otherwise vote but do not make specific choices?

Messrs. Terry Hungle and Sam Garrett are officers of the company and were named by our Board of Directors as proxy holders. If you return a signed and dated proxy card or otherwise vote without marking voting selections, Mr. Hungle and Mr. Garrett will vote your shares, as applicable, “FOR” the election of the nominees to serve as Class I members of the Board, and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. If any other matter is properly presented at the meeting, these proxy holders will vote your shares using their best judgment. Our bylaws set forth requirements for advance notice of nominations and agenda items for the Annual Meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the Annual Meeting, other than the items from the Board of Directors described in this proxy statement.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we expect to reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Mavenir’s General Counsel and Secretary at 1700 International Parkway, Suite 200, Richardson, Texas 75081, Attention: Sam Garrett, General Counsel and Secretary.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)

If your shares are held by broker, bank or nominee, you should follow the instructions provided by your broker, bank or nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1, to elect Class I directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to Proposal 2, the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2014, votes “FOR” and “AGAINST” as well as abstentions. Broker non-votes have no effect and will not be counted towards the vote total for Proposal 1 or Proposal 2. There is not a choice to abstain on Proposal 1 — the choices are to vote “FOR” the Class I director nominees or “WITHHOLD” your vote — and abstentions will have no effect on Proposal 2.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Proposal 1 is a “non-routine” matter and Proposal 2 is a “routine” matter.

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the two nominees to serve until the 2017 Annual Meeting of Stockholders receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome. Broker non-votes will have no effect.

•	To be approved, Proposal 2, ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, must receive “FOR” votes from a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions and broker non-votes will have no effect; however, Proposal 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 24,028,688 shares of common stock outstanding and entitled to vote.

Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Please refer to “Other Matters — Stockholder Proposals and Director Nominations.”

What does it mean if I receive more than one notice or more than one set of proxy materials?

If you receive more than one copy of the notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should vote separately for each set of shares to ensure that all of your shares are voted.

You may consider registering all of your brokerage accounts in the same name and address. If you wish to do so, you should contact your broker, bank or nominee for more information. Additionally, our transfer agent, American Stock Transfer & Trust Company, LLC, can assist you if you want to consolidate multiple accounts registered in your name by contacting our transfer agent at 6201 15th Avenue, Brooklyn, New York 11219, Telephone: (800) 937-5449.

I share an address with another stockholder, and we received only one set of proxy materials. How may I obtain an additional set of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are permitted to deliver a single copy of the proxy materials and 2013 Annual Report to multiple stockholders who share the same address and do not participate in electronic delivery of proxy materials unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2013 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of the proxy materials and annual reports in the future, stockholders may contact us as follows:

Mavenir Systems, Inc.

Attention: Investor Relations

1700 International Parkway

Suite 200

Richardson, TX 75081

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding, and can also access a printable copy via our website at http://investor.mavenir.com or http://www.proxydocs.com/MVNR.

Whom should I contact if I have additional questions or would like additional copies of the proxy materials?

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

Mavenir Systems, Inc.

Attention: Investor Relations

1700 International Parkway

Suite 200

Richardson, TX 75081

You can also access a printable copy via our website at http://investor.mavenir.com or http://www.proxydocs.com/MVNR, and can request a printed copy by following the instructions on the notice that was mailed to you.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Our Board of Directors

Our Board of Directors currently consists of seven members. In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with each class containing, as nearly as possible, one-third of the total number of directors and serving staggered three-year terms. Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire, and the other classes continue for the remainder of their respective three-year terms. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.

The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. Any director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, is elected to serve for the remainder of the full term of that class or until the director’s successor is duly elected and qualified. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our directors may be removed only for cause by the affirmative vote of the holders of two thirds of our outstanding voting stock.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below the following table.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Nominees
Jeffrey P. McCarthy(1)	I	59	Director	2006	2014	2017
Vivek Mehra(1)	I	50	Director	2011	2014	2017

Continuing Directors
Ammar H. Hanafi(2)(3)	II	47	Director	2007	2015	—
Venu Shamapant(2)	II	47	Director	2006	2015	—
Hubert de Pesquidoux(1)(3)	III	48	Director	2012	2016	—
Pardeep Kohli	III	48	President, Chief Executive Officer and Director	2006	2016	—
Benjamin L. Scott(2)(3)	III	64	Chairman of the Board of Directors	2006	2016	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees

Jeffrey P. McCarthy has been a member of our Board since April 2006. Since December 1998, Mr. McCarthy has served as a General Partner of North Bridge Venture Partners, a venture capital firm. Prior to joining North Bridge Venture Partners, Mr. McCarthy was Chief Executive Officer of New Oak Communications, a privately-held leading provider of virtual private network (VPN) switches that was acquired by Bay Networks. He previously held senior management positions at Cadia Networks, a developer of ATM concentrator products for the service provider marketplace, and Wellfleet Communications, an internet router company. Mr. McCarthy also served on the board of A123 Systems (AONE), a publicly-traded developer and manufacturer of lithium ion phosphate batteries and systems, from December 2001 until October 2012 and he serves on the boards of directors of several private companies. Mr. McCarthy holds a B.S. in Business Administration from Northeastern University and an M.B.A. from Bentley University.

We believe that Mr. McCarthy is qualified to serve on our Board of Directors because of his extensive management experience in the communications technology industry as well as his substantial experience as a venture capitalist and as a director of a number of public and privately-held technology companies.

Vivek Mehra has served on our Board of Directors since May 2011. Since February 2003, Mr. Mehra has been a partner with August Capital, a venture capital firm. Prior to joining August Capital, Mr. Mehra co-founded Cobalt Networks, a provider of server appliances, in 1996, where he served as Chief Technology Officer and Vice President, Products. Cobalt Networks completed its initial public offering in November 1999 and was subsequently sold to Sun Microsystems, Inc., a computer products and software company, in December 2000. Mr. Mehra continued to serve with Sun Microsystems after the acquisition as Chief Technology Officer and General Manager of Sun’s Cobalt Business Unit until August 2002. Mr. Mehra serves and has served on the boards and board committees of a number of private companies. Mr. Mehra earned a B.S. in Electronics from Punjab University in India and an M.S. in Computer Engineering from Iowa State University.

We believe Mr. Mehra is qualified to serve on our Board of Directors because of his professional experience in building and scaling startups, including founding and taking a company public, as well as his substantial experience as a venture capitalist and as a director of a number of privately-held information technology companies.

Continuing Directors

Pardeep Kohli has been our President and Chief Executive Officer and a member of our Board of Directors since joining us in July 2006. Mr. Kohli brings to Mavenir over 20 years of experience in the wireless industry. Prior to joining Mavenir, Mr. Kohli served as co-founder, President and Chief Executive Officer of Spatial Communications Technologies, Inc. (known as Spatial Wireless), a privately owned developer of software-based mobile switching solutions, from January 2001 until Spatial Wireless was acquired by Alcatel (now Alcatel-Lucent) in December 2004. Following the acquisition of Spatial Wireless by Alcatel, Mr. Kohli led the continued expansion and success of the Spatial Wireless product as Senior Vice President of Alcatel’s Mobile Next Generation Network (NGN) business until June 2006. Mr. Kohli began his career at Siemens India and has served in various roles at NEC Corporation of America, a provider of network and communications products and solutions, DSC Corporation, a manufacturer of telecom products, Pacific Bell Mobile Services and Alcatel USA. Mr. Kohli holds a Bachelor’s degree in Electronics and Electrical Communications and a Master’s degree in Computer Science.

Mr. Kohli was selected to serve as a member of our Board of Directors because of his extensive professional experience in the wireless communications industry and his substantial experience founding and leading the growth of wireless businesses, including in particular his accomplishments and leadership as our President and Chief Executive Officer since 2006.

Ammar H. Hanafi has been a member of our Board since February 2007 and has been a General Partner of Alloy Ventures, a venture capital firm where he has focused on investments in cloud computing infrastructure and services, since February 2005. Mr. Hanafi joined Alloy Ventures from Cisco Systems, Inc., a multinational manufacturer of networking equipment, where he had been Vice President of New Business Ventures leading new product efforts in the enterprise data market since October 2002. Mr. Hanafi joined Cisco Systems in 1997 as a member of the Corporate Business Development Group and from 2000 to 2002, he was Vice President of Corporate Business Development at Cisco Systems, where he was responsible for Cisco’s acquisitions, acquisition integration, investment and joint venture activity on a global basis. Prior to Cisco, Mr. Hanafi held positions at PanAmSat Corporation, a global satellite services provider, and the investment banking firms of Morgan Stanley and Donaldson, Lufkin & Jenrette. Mr. Hanafi serves on the board of directors of the San Jose Education Foundation and on the boards of several privately held companies in the internet media and network resources businesses. Mr. Hanafi holds a B.S. in Applied and Engineering Physics from Cornell University and an M.B.A. from Stanford University.

Mr. Hanafi was selected to serve on our Board of Directors because of his professional and business development experience in the communications industry, as well as his substantial experience as a venture capitalist and as a director of a number of privately-held information technology companies.

Hubert de Pesquidoux has served on our Board of Directors since January 2012. Most recently, Mr. de Pesquidoux served as Executive Partner at Siris Capital, a U.S.-based private equity firm. Mr. de Pesquidoux was Chief Financial Officer of Alcatel-Lucent from November 2007 to December 2008 and the President and Chief Executive Officer of the Enterprise Business Group of Alcatel-Lucent from November 2006 to December 2008. In his nearly 20-year career at Alcatel-Lucent (and its predecessor, Alcatel), Mr. de Pesquidoux’s executive positions included President and Chief Executive Officer of Alcatel North America (from June 2003 to November 2006); Chief Operating Officer of Alcatel USA; President and Chief Executive Officer of Alcatel Canada; Chief Financial Officer of Alcatel USA and Treasurer of Alcatel Alsthom. He joined Alcatel in 1991 after several years in the banking industry. Mr. de Pesquidoux has served as a member of the board of directors and chairman of the audit committee of Sequans Communications, a French telecommunications chip equipment maker traded on the NYSE, since March 2011, as director and member of the audit committee of Radisys Corporation, a publicly-traded provider of embedded wireless infrastructure solutions, since April 2012 and as a director and chairman of the audit committee of Criteo S.A., a publicly-traded online advertising solutions company, since October 2012. Mr. de Pesquidoux also previously served as Chairman of the Board and a member of the audit committee at Tekelec, a publicly-traded provider of multimedia and mobile traffic solutions that was taken private in January 2012, and serves or has served on the boards of a number of private companies. Mr. de Pesquidoux holds a master’s degree in law from Nancy Law University, an MBA from the Institute for Political Studies (Sciences Po) in Paris and a DESS in International Affairs from Paris Dauphine University.

Mr. de Pesquidoux was selected to serve as a member of our Board of Directors because of his extensive financial and operational experience in our industry and his experience on the boards of directors and audit committees of multiple public companies.

Benjamin L. Scott has served as a member of our Board since August 2006 and as Chairman of the Board since October 2007. During 2009, Mr. Scott co-founded LiveOak Venture Partners, a venture capital firm where he is a General Partner. Prior to this, Mr. Scott served as a Venture Partner with Austin Ventures, a venture capital firm, from May 2002 until June 2009. From January 2000 to May 2002, Mr. Scott served as a Partner with Quadrant Management, a venture capital firm. From October 1997 to November 1999, Mr. Scott served as the Chairman and Chief Executive Officer of IXC Communications, a public provider of data and voice communications services that is now known as Broadwing Communications. In the past, Mr. Scott has served as a senior executive with AT&T, PrimeCo and Bell Atlantic. Mr. Scott also served on the board of Active Power, Inc., a publicly-traded designer and manufacturer of continuous power and infrastructure solutions from March 2002 until May 2013, including service as Chairman of the Board from February 2007 and service as chairman of the compensation committee and member of the nominating and corporate governance committee. He also serves on the boards of directors of several private companies. He holds a B.S. in Psychology from Virginia Polytechnic Institute and State University.

Mr. Scott was chosen to serve on our Board of Directors because of his extensive general management experience with large and with rapidly growing technology companies, including his past service as Chairman of mobile solutions providers Spatial Wireless and Navini Networks, as well as more than 10 years of experience in the venture capital industry, where he provides strategic and financial guidance to technology companies.

Venu Shamapant has been a member of our Board since April 2006, and is a General Partner with LiveOak Venture Partners. Prior to co-founding LiveOak Venture Partners, Mr. Shamapant had been a General Partner with Austin Ventures since 2005, having joined Austin Ventures in 1999. He has previously worked with and served on the boards of directors of several private companies in the sectors of enterprise solutions, communications infrastructure, semiconductors, technology-enabled services and infrastructure and mobile software. Mr. Shamapant began his career as a software developer and engineering lead at Mentor Graphics, a design automation company, and, prior to joining Austin Ventures, was with McKinsey & Co. serving clients in the enterprise systems and software markets. Mr. Shamapant holds an M.B.A. from Harvard Business School, an M.S. in Computer Engineering from the University of Texas at Austin and a B.S. in Electronics and Communications Engineering from Osmania University in India.

Mr. Shamapant was selected to serve on our Board of Directors because of his professional experience, including his professional experience in building and scaling startups, as well as his substantial experience as a venture capitalist.

There are no family relationships between or among any of our executive officers, directors or director nominees.

Vote Required and Board Recommendation

The nominees to serve as Class I directors will be elected by a plurality of the votes cast in person or represented by proxy at the Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. McCarthy and Mehra. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Our Board of Directors unanimously recommends a vote “FOR” the election of each of Jeffrey P. McCarthy and Vivek Mehra to serve as Class I Directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Independence

We completed our initial public offering in November 2013, and our common stock trades on the New York Stock Exchange (the NYSE). Under NYSE rules, a majority of a listed company’s board of directors must consist of independent directors within twelve months from the date of the listed company’s initial public offering. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of the listed company’s initial public offering. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Under NYSE rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a material relationship with the company. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition and that of its committees as well as the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that none of our non-employee directors — Messrs. Scott, Hanafi, McCarthy, Mehra, de Pesquidoux and Shamapant — has a material relationship with us and that each of these directors is “independent” in accordance with the rules of the NYSE and the Securities and Exchange Commission (SEC). In making that determination, our Board of Directors considered the relationships that each of those non-employee directors has with us and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our common stock by each non-employee director, including non-employee directors that are affiliated with certain of our major stockholders.

Board Leadership Structure

Our Board of Directors currently consists of our President and Chief Executive Officer, Pardeep Kohli, and six non-employee directors. Benjamin L. Scott, an independent non-employee director, is the Chairman of our Board of Directors. As Chairman, Mr. Scott is generally responsible for presiding at and directing the meetings of the Board of Directors.

The Board does not have a policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. The Board believes that it should be free to determine the structure that is best for our company and its stockholders at any given time. If the roles of Chairman of the Board and Chief Executive Officer are not separate at any given point in time, the Board may designate one of the independent directors as a “Lead Independent Director” who, if designated, will generally be responsible for coordinating the actions of the independent directors.

We believe our current Board leadership structure contributes to the effectiveness of the Board as a whole by, among other things, enhancing the independent and objective assessment of risk by the Board, freeing our President and Chief Executive Officer to focus on company operations instead of Board administration and increasing the independent oversight of the company. As a result, we believe our current structure is the most appropriate structure for us at the present time.

Board Committees

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee

Our audit committee consists of Hubert de Pesquidoux (chairman), Jeffrey P. McCarthy and Vivek Mehra. The functions of the audit committee include:

•	appointing our independent registered public accounting firm and being directly responsible for the compensation, retention and oversight of the independent registered public accounting firm, who will report directly to the audit committee;

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services, including the fees to be paid for those services;

•	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;

•	reviewing and approving all related person transactions;

•	reviewing with our independent registered public accounting firm and management significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal controls over financial reporting, accounting or auditing matters; and

•	preparing the audit committee report for inclusion in our proxy statement for our annual meeting.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board of Directors has determined that Mr. de Pesquidoux, an independent director, qualifies as an audit committee financial expert within the meaning of applicable SEC regulations. In making this determination, our Board of Directors considered the nature and scope of experience that Mr. de Pesquidoux has with public reporting companies, including service as Chief Financial Officer of a large public company and service on public company audit committees. Our Board of Directors has determined that all of the current members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the applicable rules of the NYSE and the SEC. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Mr. de Pesquidoux currently serves on the audit committees of three other publicly-traded companies in addition to ours. Pursuant to applicable NYSE rules, our Board of Directors has determined that Mr. de Pesquidoux’s service on these other audit committees does not impair his ability to effectively serve as the chairman of our audit committee.

Our Board of Directors has adopted an audit committee charter. We believe that the composition of our audit committee, and our audit committee’s charter and functioning, comply with the applicable requirements of the NYSE and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our audit committee charter can be found on the investor relations portion of our website at http://investor.mavenir.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Compensation Committee

Our compensation committee consists of Benjamin L. Scott (chairman), Ammar H. Hanafi and Venu Shamapant. The functions of the compensation committee include:

•	determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing, developing and recommending to our Board of Directors our performance goals and objectives relevant to that compensation;

•	administering and implementing our incentive compensations plans and equity-based plans, including approving option grants, restricted stock and other awards for non-executive officer employees and recommending to our Board of Directors such plans and awards for executive officers;

•	evaluating and recommending to our Board of Directors incentive compensation plans, equity-based plans and similar programs advisable for us, as well as modifications or terminations of our existing plans and programs;

•	reviewing, developing and recommending to our Board of Directors the terms of any employment-related agreements, severance arrangements, change-in-control and similar agreements or provisions with our Chief Executive Officer and other executive officers;

•	reviewing and discussing the Compensation Discussion & Analysis required in our annual report and proxy statement with management and determining whether to recommend to our Board of Directors the inclusion of the Compensation Discussion & Analysis in the annual report or proxy, to the extent that the Compensation Discussion & Analysis is required by SEC rules; and

•	preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting, to the extent required by SEC rules.

Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. Furthermore, our Board of Directors has determined that each of Messrs. Scott, Hanafi and Shamapant satisfy the independence standards for compensation committee membership established by the SEC and the listing rules of the NYSE, as applicable.

Our Board of Directors has adopted a compensation committee charter. We believe that the composition of our compensation committee, and our compensation committee’s charter and functioning, comply with the applicable requirements of the NYSE and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our compensation committee charter can be found on the investor relations portion of our website at http://investor.mavenir.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ammar H. Hanafi (chairman), Hubert de Pesquidoux and Benjamin L. Scott. The functions of the nominating and corporate governance committee include:

•	evaluating director performance on the Board of Directors and applicable committees of the Board of Directors;

•	reviewing, developing and recommending to our Board of Directors the cash and equity compensation to be paid to our non-employee directors;

•	identifying, recruiting, evaluating and recommending individuals for membership on our Board of Directors, the audit committee and the compensation committee;

•	considering questions of independence or possible conflicts of interest (other than related person transactions) of members of our Board of Directors or our executive officers;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	reviewing and recommending to our Board of Directors any amendments to our corporate governance documents; and

•	making recommendations to the Board of Directors regarding management succession planning.

Our Board of Directors has determined that Messrs. Hanafi, de Pesquidoux and Scott each satisfy the independence standards for nominating and corporate governance committee members established by the SEC and the listing standards of the NYSE, as applicable.

Our Board of Directors has adopted a nominating and corporate governance committee charter. We believe that the composition of our nominating and corporate governance committee, and our nominating and corporate governance committee’s charter and functioning, comply with the applicable requirements of the NYSE and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our nominating and corporate governance committee charter can be found on the investor relations portion of our website at http://investor.mavenir.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2013, our Board of Directors held nine meetings. Our audit committee met ten times, our compensation committee met seven times, and the nominating and corporate governance committee met three times during 2013. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.

The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders. We completed our initial public offering in November 2013 and did not have an annual meeting of our public stockholders in 2013.

Role of the Board in Risk Oversight

Risk is inherent in our business, and we face strategic, financial, accounting and control, economic, business, operational, technological, competitive, legal, reputational and other risks. Our management is responsible for the day-to-day management of our risks, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

One of the Board’s key functions is informed oversight of our company’s risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company and evaluating the risks inherent in significant transactions. Our audit committee has the responsibility under NYSE rules to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with financial- and accounting-related legal and regulatory requirements, in addition to oversight of the performance of our accounting controls and procedures, and our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors our compensation policies and programs.

Director Nominations

Nomination Process

Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for membership on the Board and committees of the Board. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The nominating and corporate governance committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual or special meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill director vacancies. The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

Evaluation of Director Candidates

In its evaluation of director candidates, the nominating and corporate governance committee will consider a candidate’s skills, characteristics and experience taking into account a variety of factors, including the candidate’s:

•	understanding of our business, industry and technology;

•	history with our company;

•	personal and professional integrity;

•	general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company generally;

•	ability and willingness to devote the time and effort necessary to be an effective Board member;

•	commitment to acting in the best interest of our company and its stockholders; and

•	educational and professional background.

The nominating and corporate governance committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors and its committees and the potential independence of director candidates under relevant NYSE and SEC rules.

Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.

Stockholder Recommendations for Nomination to the Board of Directors

The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.

Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Mavenir Systems, Inc., Attn: General Counsel and Secretary, 1700 International Parkway, Suite 200, Richardson, TX 75081. Submissions must include the following information, among other information described more specifically in our bylaws, with respect to each candidate:

•	full name and address of the proposed nominee;

•	the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended;

•	the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•	a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors must provide a questionnaire regarding the proposed nominee, information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee.

All proposals of stockholders that are intended to be presented by such stockholder at the Annual Meeting of Stockholders must be in writing and received by us between 90 and 120 calendar days in advance of the first anniversary of the preceding year’s annual meeting, except that proposals for the calendar year 2014 Annual Meeting must be received by the tenth day following the day on which public announcement of the date of the 2014 Annual Meeting was first made.

The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board are advised to review our bylaws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Please also see “Other Matters — Stockholder Proposals and Director Nominations.”

Compensation Committee Interlocks and Insider Participation

During 2013, our compensation committee consisted of Benjamin L. Scott (chairman), Ammar H. Hanafi and Venu Shamapant. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our compensation committee.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all of our employees, officers, agents and representatives, including directors and consultants.

Our Board of Directors has also adopted an additional Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. This Code of Ethics, applicable to the specified officers, contains additional requirements including a prohibition on personal loans from the company (except where permitted by, and disclosed pursuant to, applicable law), and a requirement to review reports to be filed with the SEC.

We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or waivers of those provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified below. The full text of our Code of Business Conduct and Ethics and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer can be found in the Investor Relations section of our website at http://investor.mavenir.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings, responsibilities of directors, chief executive officer performance evaluation and succession planning, Board self-evaluation and Board committees and compensation. The Board expects to review, in consultation with our nominating and corporate governance committee, these guidelines as it deems necessary and appropriate.

The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://investor.mavenir.com under the heading “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement.

Director Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines applicable to our non-employee directors. These guidelines require each non-employee director to own shares of our common stock having a value of at least three times that non-employee director’s regular cash retainer within five years from the later of (i) the completion of our initial public offering in November 2013 or (ii) the director’s initial election to our Board. Shares held by a stockholder with whom a director is employed or affiliated as well as vested and exercised equity awards and shares held in entities for the benefit of a director or his or her immediately family will count towards this requirement.

Compensation of Non-Employee Directors

Prior to our November 2013 initial public offering ,we did not compensate non-employee directors that are affiliated with our stockholders for their service on our Board of Directors. We also have not previously, and do not now, provide separate compensation to any director who is also our employee, including Mr. Kohli, our President and Chief Executive Officer.

Following our initial public offering, each non-employee director receives an annual fee of $20,000, and the Chairman of the Board will receive an additional annual fee of $20,000. Independent non-employee directors will receive an additional $5,000 annually for serving on the audit committee of our Board of Directors and an additional $3,000 annually for serving on the compensation committee or the nominating and corporate governance committee of our Board of Directors. The chairman of our audit committee will receive an additional $12,000 annually, the chairman of our compensation committee will receive an additional $10,000 annually and the chairman of our nominating and corporate governance committee will receive an additional $7,500 annually. Our independent non-employee directors also receive equity awards as described under “Executive Compensation — Benefit Plans — 2013 Equity Incentive Plan — Automatic Director Awards.”

The compensation paid to each of our non-employee directors in 2013 is set forth below. Pardeep Kohli, our President and Chief Executive Officer, receives no separate compensation for serving as a director.

Name	Fees earned or paid in cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
Benjamin L. Scott (Chairman)	$8,556	$192,500	$75,000	(4)	$276,056
Ammar H. Hanafi	5,118	192,500	—		197,618
Jeffrey P. McCarthy	3,819	192,500	—		196,319
Vivek Mehra	3,819	192,500	—		196,319
Hubert de Pesquidoux	6,111	37,856	—		43,967
Venu Shamapant	3,513	192,500	—		196,013

(1)	Cash fees paid for Board and/or committee service reflect a partial year of service beginning upon the completion of our initial public offering in November 2013.
(2)	Amounts represent the aggregate grant date fair market value of stock options granted during 2013, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ASC Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). Assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to the consolidated financial statements of Mavenir Systems, Inc. and subsidiaries, included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014.
(3)	As of December 31, 2013, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Stock Options
Benjamin L. Scott (Chairman)	56,428
Ammar H. Hanafi	35,000
Jeffrey P. McCarthy	35,000
Vivek Mehra	35,000
Hubert de Pesquidoux	42,023
Venu Shamapant	35,000

(4)	Prior to our initial public offering in November 2013, Mr. Scott received a monthly retainer of $7,500 for service as Chairman of our Board of Directors. The amount above reflects monthly payments under this arrangement for the first ten months of 2013 prior to our initial public offering. This arrangement was terminated upon our initial public offering and was replaced by the director compensation program described above.

We provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and bylaws.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP as our independent registered public accountants and to audit our consolidated financial statements for the fiscal year ending December 31, 2014, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. BDO USA, LLP was our independent registered public accounting firm for our 2013, 2012 and 2011 audits.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. These services provided may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.

Before selecting BDO USA, LLP, the audit committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance for us and its reputation for integrity and competence, it was qualified. The audit committee also considered whether any non-audit services performed for us by BDO USA, LLP would impair BDO USA, LLP’s independence and concluded that they did not. If the stockholders do not ratify the selection of BDO USA, LLP, the audit committee may reconsider its selection. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.

A representative of BDO USA, LLP will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Fees Paid to Our Independent Registered Public Accounting Firm

The aggregate fees for professional services rendered by our principal accountants, BDO USA, LLP, for the years ended December 31, 2013 and 2012 were:

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$1,567,199	$3,524,840
Audit-Related Fees(2)	—	312,984
Tax Fees(3)	129,835	428,107

Total	$1,697,034	$4,265,932

(1)	Audit fees consist of professional services rendered in connection with the audit of our annual financial statements, including audited consolidated financial statements presented in our Annual Report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2012 and 2013 also consisted of professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering of common stock completed in November 2013, including delivery of comfort letters, consents and review of documents filed with the SEC.
(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit fees.” These services relate to audits performed in connection with an acquisition and process documentation assistance related to internal controls.
(3)	Tax fees consist of fees for tax compliance and tax planning and tax advice, primarily related to international tax.

Vote Required and Board Recommendation

Stockholder ratification is not required for making the appointment of BDO USA, LLP as our independent registered public accounting form for the fiscal year ending December 31, 2014 because our audit committee has responsibility for the appointment of our independent registered public accountants.

The affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote on the matter is necessary to ratify the selection of BDO USA, LLP as our independent registered public accountants for fiscal year 2014. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2014.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and the rules of the SEC. The audit committee operates under a written charter approved by the Board of Directors, which is available on the Investor Relations portion of our web site at http://investor.mavenir.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

With respect to Mavenir’s financial reporting process, the management of Mavenir is responsible for (1) establishing and maintaining internal controls and (2) preparing Mavenir’s consolidated financial statements. Mavenir’s independent registered public accounting firm, BDO USA, LLP, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Mavenir’s financial statements.

In performance of its duties, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2013 with Mavenir’s management and with BDO USA, LLP, including the results of BDO USA, LLP’s audit of Mavenir’s financial statements. The audit committee has also discussed with BDO USA, LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees).

The audit committee also has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence from Mavenir, as well as any relationships that may impact BDO USA, LLP’s objectivity and independence.

Based on our review and discussions with Mavenir’s management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Mavenir’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors of Mavenir Systems, Inc.:

Hubert de Pesquidoux (Chair)

Jeffrey P. McCarthy

Vivek Mehra

MANAGEMENT

The following table shows information for our current executive officers and key employees.

Name	Age	Position
Executive Officers
Pardeep Kohli	48	President, Chief Executive Officer and Director
Terry Hungle	60	Chief Financial Officer
Terence McCabe	47	Chief Technology Officer
Bahram Jalalizadeh	53	Executive Vice President of Global Sales and Business Development
Ashok Kumar Khuntia	51	Executive Vice President, Engineering and New Product Introduction
Sam Garrett	55	General Counsel and Secretary
Key Employees
Ian Maclean	51	Vice President of Strategy and Marketing
Mahesh Shah	57	Vice President of Operations
Brett Wallis	43	Vice President of Systems Engineering
David Lunday	49	Vice President, Corporate Controller and Chief Accounting Officer
Carolyn Turner	53	Vice President of Human Resources

Executive Officers

Pardeep Kohli has been our President and Chief Executive Officer and a member of our Board of Directors since joining us in July 2006. Information about Mr. Kohli’s professional background and business experience can be found elsewhere in this proxy statement in “Proposal 1 — Election of Directors — Continuing Directors.”

Terry Hungle has served as our Chief Financial Officer since joining us in April 2008. Mr. Hungle has over 30 years of business experience, principally in the telecommunications industry. Most recently, Mr. Hungle was the Chief Financial Officer of Navini Networks, Inc., a provider in the mobile WiMAX (Worldwide Interoperability for Microwave Access) broadband wireless industry, from January 2005 until its sale to Cisco Systems in December 2007, and he remained in a transitional role following the acquisition until March 2008. Previously, Mr. Hungle was the Vice President of Corporate Planning of Spatial Wireless from January 2003 until Spatial Wireless was acquired by Alcatel (now Alcatel-Lucent) in December 2004. Mr. Hungle has held a number of senior finance and controllership positions, both domestically and internationally, including that of Chief Financial Officer for Nortel Networks (Nortel) and President of Finance for Nortel Networks Americas. In these positions, he has experience guiding and supporting business growth and development, defining business structures and leading projects that improved overall liquidity in operations and capital structuring. Mr. Hungle worked at Nortel for 21 years. Presently, Mr. Hungle also serves on the advisory board of Centina Systems, a privately held provider of network management solutions. Mr. Hungle began his finance career in 1974 with Imperial Oil Limited and in 1975 joined Peat, Marwick, Mitchell & Co., both in Canada. He holds a degree in Accountancy from the Saskatchewan Institute of Applied Arts and Sciences and is a Certified Management Accountant.

Terence McCabe was Chief Technology Officer at Airwide Solutions, a mobile messaging and wireless internet infrastructure company, from January 2008, and has served as our Chief Technology Officer since we acquired Airwide Solutions in May 2011. Mr. McCabe joined Airwide Solutions in July 2004 and previously held the positions of President, Americas and Vice President of Research and Development at Airwide Solutions. While at Airwide Solutions, Mr. McCabe expanded and renewed the product development organization with the successful creation of an offshore research and development base in India, and he also drove the rapid adoption of information technology and open source technologies across Airwide’s product portfolio. From February 1996 to July 2004, Mr. McCabe was with Sema Group plc, an information technology services company, in senior positions including Vice President of Engineering and Chief Technology Officer. At Sema Group, Mr. McCabe oversaw software architecture, research and development, and product management in Europe and North America, focusing on messaging, prepaid, and value-added service applications based on wireless mobile network technologies. Mr. McCabe also led Sema Group’s participation in a number of standards organizations related to wireless communication. Prior to Sema Group, Mr. McCabe spent eight years with Digital Equipment Corporation working on realtime solutions, telecommunications and software usability. Mr. McCabe holds a degree in Computer Science from Trinity College in Dublin, Ireland.

Bahram Jalalizadeh is our Executive Vice President of Global Sales and Business Development. He joined Mavenir in October 2006 as our Vice President of Sales and Marketing Development, was our Vice President of Business Development from August 2008 until August 2011 and then served as our Executive Vice President of Business Development and Strategic Accounts until the promotion to his current position in August 2013. Mr. Jalalizadeh has more than twenty-five years of executive management and engineering experience in the telecommunications industry, with an emphasis on wireless technology. Prior to joining Mavenir, Mr. Jalalizadeh was the Vice President of Business Development and Marketing for Mobile Next Generation at Alcatel, where he oversaw global expansion and growth of Alcatel’s next generation wireless solutions, beginning in December 2004. From May 2001, he was the Vice President of Business Development at Spatial Wireless until it was acquired by Alcatel. At Spatial Wireless, Mr. Jalalizadeh was responsible for developing and executing a global market development and international sales strategy that enabled Spatial Wireless to become a leading provider of mobile switching technology solutions while competing with larger, more established telecommunications companies. Mr. Jalalizadeh previously served as a Director of Market Development for Nortel Networks. He holds an MBA from the University of Dallas and a Bachelor of Science in Electrical Engineering from the University of Oklahoma.

Ashok Kumar Khuntia joined us in September 2005. He left the company briefly in September 2007 to pursue a start-up communications technology company, and rejoined us in September 2008 as Senior Director of Engineering. He was promoted to his current position of Executive Vice President, Engineering and New Product Introduction in January 2014 after having served as Vice President of Engineering since June 2011. Mr. Khuntia brings more than 16 years of telecommunications experience leading research and development and system engineering projects, specializing in new product introduction and product evolution. Mr. Khuntia has been a key architect of our mOne® convergence platform. Before joining Mavenir, Mr. Khuntia was a Senior Architect at Cisco Systems from August 2000 to August 2005, where he was involved in the development of Cisco’s call server and BTS soft switch. Prior to Cisco Systems, Mr. Khuntia worked as a key technical architect for IPMobile Inc. (later acquired by Cisco), where he worked on a wireless bandwidth broker. Mr. Khuntia received a Bachelor in Technology in Mechanical Engineering from the National Institute of Technology, Rourkela in India and a Masters in Technology from the Indian Institute of Technology, Kanpur, in Industrial Management. Mr. Khuntia also holds an MBA degree from the University of Dallas.

Sam Garrett has been our General Counsel since joining Mavenir in August 2011 and was elected Secretary in December 2012. From February 2007 through July 2011, Mr. Garrett was a solo practitioner in Dallas, and from March 2008 he also wrote for Bloomberg Law as a contractor for Special Counsel, Inc. Mr. Garrett began his career in 1985 with Sullivan & Cromwell LLP in New York and London. In 1990 he joined McGuireWoods LLP in Richmond, Virginia, where he became a partner in 1993. From October 2000 through March 2005, he was Counsel with Davis Polk & Wardwell LLP in London and New York. In July 2005, he became Of Counsel with Carrington, Coleman, Sloman and Blumenthal L.L.P. in Dallas, Texas. Mr. Garrett holds a B.A. from the University of Tennessee, where he was Phi Beta Kappa, and earned his law degree from Vanderbilt Law School, where he graduated first in his class. In between law school graduation and legal practice, Mr. Garrett clerked for Judge Albert Henderson on the United States Court of Appeals in Atlanta.

Key Employees

Ian Maclean has served as our Vice President of Strategy and Marketing since January 2013. He previously held roles as Vice President of Solutions Strategy from July 2011 until December 2012 and Senior Director of Sales Engineering, after joining Mavenir in January 2007 as Director of Product Management. In his current role, Mr. Maclean is responsible for corporate strategy, portfolio management, global marketing and commercial pricing functions. Before joining us, he was a Senior Product Manager with Nortel Networks, working in the GSM/UMTS Product Management group, where he was responsible for driving Nortel’s Gateway GPRS Support Node (GGSN) product strategy, defining market requirements and managing an extensive customer base. Mr. Maclean started his career with Bell Northern Research in 1992 and held various roles in research and development and global operations before moving into product management at Nortel Networks. Mr. Maclean holds a B.S. in Electrical Engineering and a B.A. in Political Science from the University of Missouri.

Mahesh Shah has been our Vice President of Operations since joining us in July 2011. Mr. Shah is a telecommunications industry veteran who brings over 25 years of telecommunications engineering and software development experience to Mavenir. At DSC Communications, where he served as Senior Director of Engineering from June 1991 to July 1997, he was responsible for creating complex telecommunications products from concept to successful deployment. At Opthos, where he was a senior director from July 2000 to April 2002, he led the creation of an optical router product. At Spatial Wireless and Alcatel, where he was Senior Director of Engineering from May 2002 to July 2011, he was responsible for the mobile switching center (MCS) call server and the Rockets innovation program. The holder of several technical patents, Mr. Shah has been responsible for creating a number of complex telecommunications products from concept through to successful deployment. Mr. Shah has a B.S. in Electrical Engineering from Gujarat University in India.

Brett Wallis is our Vice President of Systems Engineering, where he brings more than 20 years of wireless telecommunications experience leading projects for research and development, system engineering and product management, specializing in new product introduction and product evolution. Before joining Mavenir in March 2007, he served as Voice Core Solution Senior Architect at Nortel Networks from July 2005 to March 2007, where he was responsible for end-to-end solution architecture for the GSM/UMTS voice core products, and directed the evolution of Nortel’s legacy MSC into a Session Initiation Protocol enabled MSC Server. As a Solution Architect at Nortel, Mr. Wallis served as R&D liaison into product management, technical sales support and standards organizations and was responsible for all technical customer engagements. Prior to this, Mr. Wallis held other roles at Nortel in system architecture, software design and operations. Mr. Wallis received a Bachelor of Science in Engineering degree in computer engineering from Tulane University, where he was the valedictorian of the College of Engineering, and he holds an MBA from the University of Texas at Dallas.

David Lunday joined Mavenir in August 2011 and is our Vice President, Corporate Controller and Chief Accounting Officer. From September 2009 to August 2011, Mr. Lunday was the Controller and then the Chief Financial Officer, North America, for Acision, a privately-held provider of mobile messaging products and solutions. From September 2008 to July 2009, he was the Controller for Revenue at Allegro Development, a leading provider of energy trading and risk management solutions for energy utilities, refiners, producers and traders, where he was responsible for leading all revenue-side functions. From August 2006 to September 2008, Mr. Lunday was the Corporate Controller, North America for Retalix, Ltd., a publicly-traded company specializing in software that automates retail, distribution and supply chain operations for retailers and distributors worldwide. Prior to joining Retalix, Mr. Lunday held managerial controller, finance and accounting positions with RealPage, Inc., a publicly-traded provider of property management software, GVI Security Solutions, a private distributor of professional security equipment, and Airband Communications, a privately held provider of fixed wireless internet service. Mr. Lunday is a Certified Public Accountant and holds an M.S. and a B.B.A. in Accounting from the University of Texas at Arlington.

Carolyn Turner previously led the human resources department at Airwide Solutions from January 2004 and joined us as our Vice President of Human Resources when we acquired Airwide Solutions in May 2011. Ms. Turner brings 20 years of experience in all facets of human resources management in the high technology industry. Prior to joining Airwide Solutions, Ms. Turner held a variety of different staff and human resource management positions with SchlumbergerSema and its predecessor organizations. Before her career in human resources, Ms. Turner developed a foundation in the information technology industry by spending eight years working in the software industry as a developer, analyst, and project manager. Ms. Turner holds a B.Sc. with honors in Mathematics.

There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our named executive officers identified below. The compensation provided to our named executive officers for fiscal 2013 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our processes for determining executive compensation; the role of our compensation committee and executive officers in setting executive compensation; compensation decisions for our named executive officers in fiscal 2013; the role of our compensation consultant; and the peer group used in evaluating executive officer compensation.

Compensation Committee Processes and Role in Determining Executive Compensation

The compensation committee of our Board of Directors is tasked with, among other things, making recommendations to the Board regarding the compensation for our executive officers, including the named executive officers identified below, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our incentive and equity-based compensation plans. Our compensation committee also reviews, develops and recommends to the Board the terms of any employment agreements, change-in-control agreements or similar agreements with our executive officers.

Our compensation committee meets at least four times annually, and more often as it considers advisable. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee and the Board regarding potential company-wide and individual performance objectives with respect to incentive compensation plans, and provide evaluations of the achievements of employees under their respective supervision. Our Chief Executive Officer also provides the compensation committee with evaluations of our employees, including our executive officers, other than himself. The compensation committee regularly meets in executive session without members of management. The Chief Executive Officer and other officers may not participate in, or be present during, any deliberations or determinations of the compensation committee or the Board regarding their respective individual compensation or performance.

The written charter of the compensation committee, available at http://investor.mavenir.com, gives the compensation committee the authority in its sole discretion and at our expense to obtain advice and assistance of internal or external legal, accounting or other advisors, including the authority to hire independent legal counsel. The compensation committee has the authority to delegate any of its responsibilities to one or more subcommittees as it deems appropriate.

Role of Compensation Consultant

Our compensation committee has retained the services of Radford, an Aon Hewitt Consulting Company, to support the compensation committee in reviewing and making decisions regarding the compensation of our directors and officers. In fiscal 2013, Radford advised the compensation committee with respect to our cash and equity compensation for officers as well as certain other employees and prepared comparisons of our compensation plans with those of companies in the peer group approved by the compensation committee and described below. Radford was engaged directly by the compensation committee, and the decision to retain Radford was not made or recommended by management.

We pay for the costs of Radford’s work, which occurs under the supervision of the compensation committee. Management assists the compensation committee and Radford in this regard by interfacing with Radford to assist Radford in its responses to the compensation committee’s requests, providing certain of our company’s compensation data to Radford and assisting in the preparation of materials and presentations of Radford’s analyses for the compensation committee. The Board and the compensation committee are and were aware that Radford was assisted by management, and did not believe that this created an impermissible conflict of interest or impaired Radford’s ability to provide guidance and appropriate company peer data regarding executive compensation.

The total fees paid to Radford during the fiscal year ended December 31, 2013 were $57,000. The compensation committee does not believe Radford’s work has raised or results in any conflict of interest.

Peer Group

The compensation committee, with the assistance of Radford, determined to use the following peer group to inform its executive compensation decisions with respect to fiscal 2013. The committee chose companies that were in the applications, communications and internet software and services sectors, with revenues and market capitalizations reasonably comparable to ours and that investors might consider comparable investment opportunities.

• Accelrys	• LivePerson

• Acme Packet	• LogMeIn

• Actuate	• Monotype Imaging Holdings

• Bazaarvoice	• Pervasive Software

• BroadSoft	• Ruckus Wireless

• Cornerstone OnDemand	• SciQuest

• E2Open	• SeaChange International

• Eloqua	• Splunk

• Imperva	• SPS Commerce

• Infoblox	• VASCO Data Security

• Jive Software

We have not specifically benchmarked our compensation levels to the peer group, but our compensation committee uses the peer group as a general guide to overall compensation levels among similar companies. The compensation committee expects to re-evaluate our peer group when circumstances warrant and has the authority to approve any revisions to our industry peer group.

Named Executive Officers

Our named executive officers for the fiscal year ended December 31, 2013, who consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Pardeep Kohli, President and Chief Executive Officer;

•	Terry Hungle, Chief Financial Officer; and

•	Bahram Jalalizadeh, Executive Vice President of Global Sales and Business Development.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table shows the compensation awarded or paid to, or earned by each of our named executive officers for the years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Pardeep Kohli, President and Chief Executive Officer	2013 2012	380,000 360,000	— —	1,115,714 —	214,776 114,000	— —	1,710,490 474,000
Terry Hungle, Chief Financial Officer	2013 2012	270,000 256,667	— —	275,000 —	127,170 64,800	— —	672,170 321,467
Bahram Jalalizadeh, Executive Vice President of Global Sales and Business Development	2013 2012	250,000 210,000	— —	296,780 —	352,339 230,684	— —	899,119 440,684

(1)	We calculate the values of option awards based on the aggregate grant date fair market value of stock options, computed in accordance with FASB ASC Topic 718. Assumptions used in calculating the fair market value of stock options are described in Note 11 to the consolidated financial statements of Mavenir Systems, Inc. and subsidiaries, included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
(2)	These amounts represent payments approved by our compensation committee and our Board of Directors and paid to the named executive officers under our Executive Bonus Plan in the case of Messrs. Kohli and Hungle and under our Sales Commission Plan in the case of Mr. Jalalizadeh. See “— Cash Awards Under the Executive Bonus Plan” and “— Cash Awards Under the Sales Commission Plan” below.

Cash Awards under the Executive Bonus Plan

In 2013, Messrs. Kohli and Hungle participated in, and were eligible for cash awards under, our Executive Bonus Plan, or the EBP. The EBP was a performance-based compensation program adopted by our Board of Directors in May 2013 upon the recommendation of our compensation committee. The EBP was administered by our compensation committee, with final approval of awards to Messrs. Kohli and Hungle reserved for our Board of Directors, and provided for annual cash awards to the participants designated by the plan administrator.

Payments of cash awards under the EBP were based on the achievement of certain company and individual financial and performance objectives established in advance by our compensation committee and approved by our Board of Directors. Under our EBP, the performance targets were based on revenue, operating income (loss) and individual achievements of our executives, as recommended by our Chief Executive Officer and our Chief Financial Officer and reviewed, revised and approved by our Board of Directors. While the Board of Directors took account of the performance and financial objectives set forth in the EBP in determining awards to be paid, the ultimate payment of awards relating to the financial objectives in the EBP was discretionary on the part of the Board of Directors. The Board of Directors also retained authority under the EBP to change performance metrics or weighting factors at any time in its sole discretion, based on changes to our strategy or performance, or material events related to our capital structure such as an acquisition or significant financing.

The EBP provided for availability of awards if certain company-wide financial targets were achieved at certain minimum threshold levels, with increasing payouts on a pro-rated basis based on improved achievement up to specified maximums. The threshold, target and maximum levels of achievement and the corresponding percentage payouts to Messrs. Kohli and Hungle under the EBP were as follows:

	Threshold		Target		Maximum
Performance Objective	Achievement	Percentage Payout	Achievement	Percentage Payout	Achievement	Percentage Payout
Revenue	$81.6 million	50%	$96.0 million	100%	$144 million	200%
Operating Income (Loss)	$(6.8) million	50%	$(2.3) million	100%	$2.5 million	200%

The weighting of the various objectives to be used under the EBP to determine the target cash payments to Messrs. Kohli and Hungle for 2013 was as follows:

Performance Objective	Target Level	Weighting
Revenue	$96.0 million	50%
Operating Income (Loss)	$(2.3) million	30%
MBO Goals	(1)	20%

(1)	MBO goals for Mr. Kohli, our President and Chief Executive Officer, were (i) the achievement of quarterly revenue objectives and (ii) the development of a plan for addressable market and product expansion as well as customer outreach. MBO goals for Mr. Hungle, our Chief Financial Officer, were (i) the achievement of quarterly revenue objectives and (ii) reducing our non-payroll related expenses.

For the year ended December 31, 2013, we had revenues of $101.3 million and GAAP operating loss of $(7.7) million. Our revenues exceeded the target of $96.0 million under the EBP, and our GAAP operating loss did not meet the threshold level of $(6.8) million specified in the EBP.

In March 2014, our compensation committee and Board of Directors reviewed our fiscal 2013 performance against these objectives in order to determine EBP awards to Mr. Kohli and Mr. Hungle. During this review, our Board of Directors, on the recommendation of the compensation committee, approved certain adjustments to the calculation of the operating income (loss) performance objective as a result of certain expenses related to our November 2013 initial public offering because those expenses had not been reflected in our 2013 operating plan as originally developed. These adjustments resulted in an adjusted operating loss figure of $(5.7) million for 2013. The Board, on the recommendation of our compensation committee, therefore determined that (i) the company had exceeded the performance objective target for revenue, (ii) the company had achieved the threshold level for partial payout for operating income (loss) after taking into account the adjustments noted above related to IPO costs, and (iii) Messrs. Kohli and Hungle had each fully achieved the MBO goals described above. The Board therefore determined to award a payout in excess of 100% with respect to the revenue target, a partial payout with respect to the operating income (loss) objective, and a full payout with respect to the MBO goals. Each performance objective was measured independently of the other objectives. In making these determinations, the Board of Directors also considered Mr. Kohli’s and Mr. Hungle’s respective overall performance and contribution to our company as well as our company’s overall performance in 2013.

The target amounts to be paid to each of Messrs. Kohli and Hungle under the EBP and the actual amounts paid in March 2014 for 2013 performance are set forth in the table below.

Named Executive Officer	Target Cash Incentive ($)	Actual Amount Paid ($)
Pardeep Kohli	228,000	214,776
Terry Hungle	135,000	127,170

Cash Awards under the Sales Commission Plan

Bahram Jalalizadeh, our Executive Vice President of Global Sales and Business Development, participated in, and was eligible for a cash award under, our Sales Commission Plan, or SCP. Our SCP was administered by a special committee consisting of our Chief Executive Officer and our Chief Financial Officer with overall supervision by our compensation committee, particularly with respect to awards paid to Mr. Jalalizadeh. The SCP provided for periodic cash awards to the participants designated therein.

Payments of cash awards under the SCP were based on the achievement of established targets with respect to customer orders as well as additional key sales objectives. The targets were established by the committee administering the SCP, and were subject to adjustment in the discretion of the committee including to reflect market conditions, other factors beyond our or the participants’ control or any other factors that the committee considered relevant. In addition, the SCP included new account incentives, which provided for flat quarterly cash payments to certain participants who participated in the successful acquisition of a new customer account in excess of $500,000. The SCP also provides for special bonuses to be paid for the achievement of certain specific marketing or sales objectives that may be announced from time to time by the committee administering the SCP.

Mr. Jalalizadeh’s total incentive payment earned in 2013 under the SCP was $352,339. Mr. Jalalizadeh’s incentive payment under the SCP was calculated based on his achievement of his 2013 bookings, new channel partner relationships and new customer attainment goals. Mr. Jalalizadeh was entitled to sales commission payments, in the aggregate, prorated based on the percentage achievement of his sales goals.

Option Grants to Our Named Executive Officers in Fiscal 2013

On January 23, 2013, our Board of Directors, upon the recommendation of our compensation committee, approved the grant to Mr. Jalalizadeh of an option to purchase 35,714 shares of our common stock at an exercise price of $7.77 per share. Our compensation committee and our Board of Directors considered the expected importance of Mr. Jalalizadeh’s contribution to meeting our company’s 2013 goals for sales of our products and the importance of retaining his services in determining to grant this additional equity incentive compensation.

This option was granted pursuant to our 2013 Equity Incentive Plan and was issued using our standard exercise form of stock option agreement. This option is scheduled to vest, subject to Mr. Jalalizadeh’s continued employment by us, as to 1/48th of the total shares monthly, commencing from January 1, 2013. This option provides for full acceleration of vesting if Mr. Jalalizadeh is involuntarily terminated upon or following a change in control of us, and this option also provides for six months of accelerated vesting upon his termination without cause absent a change in control. Please see “Potential Payments upon Termination or a Change in Control” for more information.

On August 7, 2013, our Board of Directors, upon the recommendation of our compensation committee, approved the grant to Mr. Kohli of an option to purchase 92,857 shares of our common stock at an exercise price per share equal to $10.00, the initial public offering price of our common stock. Our compensation committee and our Board of Directors considered the significant value that Mr. Kohli’s experience and expertise in our industry continues to bring to our company and determined this award, including the size of the award, to be appropriate and advisable equity incentive compensation to assist in retaining his services following our initial public offering.

This option grant became effective upon the determination of our initial public offering price. This option was granted pursuant to our 2013 Equity Incentive Plan and was issued using our standard exercise form of stock option agreement. To encourage retention of Mr. Kohli’s services, this option is scheduled to vest, subject to Mr. Kohli’s continued employment by us, as to 1/48th of the total shares monthly, commencing from August 7, 2013. This option provides for full acceleration of vesting if Mr. Kohli is involuntarily terminated upon or following a change in control of us, and this option provides for 12 months of accelerated vesting upon Mr. Kohli’s termination without cause or resignation for good reason absent a change in control. Please see “Potential Payments upon Termination or a Change in Control” for more information.

On October 23, 2013, our Board of Directors, upon the recommendation of the compensation committee, approved the grant of options to purchase 110,000 shares of our common stock to Mr. Kohli, 50,000 shares to Mr. Hungle and 25,000 shares to Mr. Jalalizadeh, with per-share exercise prices equal to $10.00, the initial public offering price of our common stock. In determining to make these grants, our Board of Directors and compensation committee considered the importance of these individuals’ efforts to grow our business and complete our initial public offering and their expected contribution to our business as a public company.

These option grants became effective upon the determination of our initial public offering price. The options were granted pursuant to our 2013 Equity Incentive Plan and were issued using our standard exercise form of stock option agreement. The October 2013 options are scheduled to vest, subject to continued employment by us, in forty-eight equal monthly installments commencing from November 6, 2013 the date of our initial public offering. These options provide for full acceleration of vesting if a respective executive is involuntarily terminated upon or following a change in control of us, and provide for limited acceleration in the event of termination of an executive’s respective employment under certain other circumstances outside of a change in control. Please see “Potential Payments upon Termination or a Change in Control” for more information.

The applicable vesting commencement date, exercise price and the number of shares underlying the options received by each named executive officer is set forth below.

Named Executive Officer	Exercise Price		Number of Options	Vesting Commencement Date
Pardeep Kohli	$10.00	(1)	92,857	8/7/2013
	$10.00	(1)	110,000	11/6/2013
Terry Hungle	$10.00	(1)	50,000	11/6/2013
Bahram Jalalizadeh	$7.77		35,714	1/1/2013
	$10.00	(1)	25,000	11/6/2013

(1)	Equal to our initial public offering price per share.

These grants were made under our 2013 Equity Incentive Plan, which is described below in “Benefit Plans — 2013 Equity Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2013. Please refer to “Potential Payments Upon Termination or a Change in Control” for a description of certain vesting acceleration provisions applicable to certain of these option grants.

Name	Date of Grant	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unearned	Option Exercise Price ($)	Option Expiration Date
Pardeep Kohli	8/24/2006	7/5/2006	327,741	—	—	0.42	8/24/2016	(2)
	4/21/2010	4/21/2010	142,857	—	11,905	0.63	04/21/2020	(3)
	12/13/2011	6/1/2011	308,307	—	115,617	2.10	12/13/2021	(4)
	11/6/13	8/7/13	7,738	85,119	85,119	10.00	11/6/2023	(5)
	11/6/13	11/6/13	2,291	107,709	107,709	10.00	11/6/2023	(6)
Terry Hungle	4/23/2008	4/1/2008	81,952	—	—	0.56	4/23/2018	(2)
	10/14/2010	10/14/2010	39,285	—	8,185	0.77	10/14/2020	(4)
	12/13/2011	6/1/2011	71,541	—	26,828	2.10	12/13/2021	(4)
	11/6/2013	11/6/2013	1,041	48,959	48,959	10.00	11/6/2023	(6)
Bahram Jalalizadeh	11/1/2006	10/18/2006	48,360	—	—	0.42	11/1/2016	(2)
	10/15/2008	10/15/2008	18,571	—	—	0.56	10/15/2008	(7)
	4/21/2010	4/21/2010	50,000	—	4,167	0.63	4/21/2020	(8)
	12/13/2011	12/13/2011	43,067	—	21,534	2.10	12/13/2021	(4)
	1/23/2013	1/1/2013	—	35,713	35,713	7.77	1/23/2023	(9)
	11/6/2013	11/6/2013	520	24,480	24,480	10.00	11/6/2023	(6)

(1)	The options described in this table may be exercised prior to vesting with the stock acquired on exercise being subject to repurchase rights of the company at the lesser of fair market value or the exercise price, with the repurchase rights lapsing when the underlying options would have vested. Options listed in this table held by Mr. Kohli, Mr. Hungle or Mr. Jalalizadeh are entitled to acceleration of vesting if the named executive officer is involuntarily terminated upon or following a change in control of us. Certain of these options are also subject to limited acceleration upon the named executive officer’s termination without cause or resignation for good reason. Please see “Potential Payments upon Termination or a Change in Control” for more information.
(2)	These options were granted pursuant to our amended and restated 2005 Stock Plan. Represents options granted in connection with the commencement of the respective named executive officer’s employment with us. One fourth of the total number of shares vested on the first anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vested each month thereafter.
(3)	These options were granted pursuant to our amended and restated 2005 Stock Plan. One fourth of the total number of shares vested on the first anniversary of the vesting commencement date, and an additional 1/48th of the total number of shares vest each month thereafter, subject to continuous service.
(4)	These options were granted pursuant to our amended and restated 2005 Stock Plan. Options vest in 48 equal monthly installments from the vesting commencement date, subject to continuous service.
(5)	Upon our November 2013 initial public offering, these options were granted pursuant to our 2013 Equity Incentive Plan using our standard exercise form of stock option agreement. Options vest in 48 equal monthly installments from the vesting commencement date, subject to continuous service. Mr. Kohli’s options also provide for 12 months of accelerated vesting upon his termination without cause or resignation for good reason absent a change in control.
(6)	Upon our November 2013 initial public offering, these options were granted pursuant to our 2013 Equity Incentive Plan using our standard exercise form of stock option agreement. Options vest in 48 equal monthly installments from the vesting commencement date, subject to continuous service.
(7)	These options were granted pursuant to our amended and restated 2005 Stock Plan. Options vested in 36 equal monthly installments from the vesting commencement date.
(8)	These options were granted pursuant to our amended and restated 2005 Stock Plan. 50,000 shares underlying these options became “eligible shares” upon the achievement of milestones related to the acquisition of purchase orders for our products from customers and reseller partners. These eligible shares vest as to one-third of the eligible shares on the first anniversary of the vesting commencement date and as to an additional 1/36th of the number of eligible shares each month thereafter, subject to continuous service.
(9)	These options were granted pursuant to our 2013 Equity Incentive Plan. Options vest in 48 equal monthly installments from the vesting commencement date, subject to continuous service.

Option Exercises in 2013

In connection with our initial public offering in November 2013, each of our named executive officers exercised certain fully vested options and sold the underlying shares in our initial public offering. The number of options exercised by each named executive officer is set forth in the table below.

Named Executive Officer	Number of Options Exercised	Exercise Price Per Share ($)
Pardeep Kohli	86,544	0.42
Terry Hungle	21,419	0.56
Bahram Jalalizadeh	21,745	0.42

Pension Benefits

We do not provide any pension benefits to our named executive officers, except as described below under “Retirement Plans.”

Other Compensatory Benefits

We provide the following benefits to our U.S. named executive officers, generally on the same basis provided to all of our U.S. employees, except that our U.S. named executive officers have certain rights to reimbursement of health insurance costs following separation from service as described in “Potential Payments upon Termination or a Change in Control”:

•	medical, dental and vision insurance;

•	401(k) plan (see “Retirement Plans” below for a description of our 401(k) plan);

•	employee assistance program;

•	short- and long-term disability, life insurance, accidental death and dismemberment insurance; and

•	health and dependent care flexible spending accounts.

Retirement Plans

We maintain a 401(k) retirement plan which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. All of our U.S. employees are eligible to participate on the first day of the month following their date of hire. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation up to the statutorily prescribed limit, which was equal to $17,500 in 2013, and is equal to $17,500 in 2014 (catch up contributions for employees over 50 allow for an additional $5,500 each year), and have the amount of their compensation reduction contributed to the 401(k) plan.

We also maintain a pension scheme for our United Kingdom employees.

Employment Agreements with Named Executive Officers

We are party to employment agreements with each of our named executive officers. The original versions of these agreements were entered into upon the commencement of the respective named executive officer’s employment and have been subsequently amended and restated. Each employment agreement provides for “at will” employment of the respective named executive officer, which means that the employment relationship can be ended by the named executive officer or by us at any time, subject to the executive’s potential right to certain severance benefits as described below under “Potential Payments Upon Termination or a Change in Control.”

Each employment agreement provides for an annual salary, subject to adjustment by the Board of Directors or an authorized committee of our Board of Directors. The following table sets forth each named executive officer’s base salary as of December 31, 2013.

Named Executive Officer	Base Salary ($)
Pardeep Kohli	380,000
Terry Hungle	270,000
Bahram Jalalizadeh	250,000

Each named executive officer’s employment agreement entitles him to equity compensation in such forms and amounts as determined by our Board of Directors or an authorized committee of our Board of Directors, to be covered by our directors’ and officers’ insurance policy and to be reimbursed for reasonable and necessary out-of-pocket business expenses. Messrs. Kohli and Hungle are entitled to participate in any executive bonus or performance-based incentive plan to the extent determined by our Board of Directors or an authorized committee of our Board of Directors. Mr. Jalalizadeh is entitled to participate in our sales commission program, which is described under “Summary Compensation Table — Cash Awards Under the Sales Commission Plan.”

The named executive officer employment agreements also contain the following covenants and provisions:

•	confidentiality: each named executive officer is required to hold our confidential information in strictest confidence and not to disclose our confidential information, unless authorized by our Board of Directors in writing or pursuant to a written non-disclosure agreement that adequately protects the confidential information, at all times during and after the named executive officer’s employment;

•	non-solicitation: each named executive officer is prohibited from (i) directly or indirectly soliciting our employees, contractors or consultants, (ii) interfering with our relationships with existing clients or attempting to take away our business with those clients, (iii) interfering or competing with any of our proposal efforts contemplated to be submitted to a client within twelve months of the end of the executive’s employment with us and (iv) using any personal relationships or business contacts used within two years prior to the end of the executive’s employment in a manner competitive with our business, in each case at all times during and for twelve months following the end of employment;

•	non-competition: each named executive officer is prohibited from (i) serving as an advisor, agent, consultant, director, employee, officer, partner or otherwise, (ii) having any ownership in (other than passive investments in publicly-traded companies) or (iii) participating in the organization, operation or management of any business competitive with us in the state of Texas or anywhere in the world where we have non-trivial operations prior the termination of the executive’s employment, at all times during and for twelve months following the end of employment;

•	excise tax gross-up: each named executive officer is entitled to a gross-up in the event any severance or other benefit paid under his employment agreement triggers an excise tax imposed by Section 4999 of the Internal Revenue Code; and

•	mandatory arbitration: all disputes arising out of the executive’s service with us are subject to mandatory arbitration, which arbitration is final (except in the case of disputes arising out of the non-competition provisions of the employment agreement).

Each named executive officer, like substantially all of our employees, has executed an employee proprietary information agreement as a condition to his employment. Each of our named executive officers is also entitled to certain benefits upon termination of employment under certain circumstances, including in connection with a change in control of us. These benefits are described below in “Potential Payments upon Termination or a Change in Control.”

The foregoing description of the employment agreements of our named executive officers is a summary only and is qualified in its entirety by reference to the employment agreements of our named executive officers, all of which have been filed with the SEC as exhibits to our most recent Annual Report on Form 10-K.

Potential Payments upon Termination or a Change in Control

General Severance Benefits

The employment agreements of Messrs. Kohli, Hungle and Jalalizadeh, which are described above under “Employment Agreements with Named Executive Officers,” include certain severance benefits payable to the respective named executive officer in the event he is involuntarily terminated by us without cause or he resigns his position with us for good reason (“cause” and “good reason” as defined under these employment agreements are described below), except that Mr. Jalalizadeh’s employment agreement does not entitle him to benefits upon resignation for good reason absent a change in control of us. In that situation, the respective named executive officer would be entitled to the following severance benefits: (i) six months’ continued payment of his base salary in effect at the time of termination or resignation, (ii) accelerated vesting of all equity awards held by the named executive officer that would have vested within the twelve months following the termination or resignation (six months in the case of Mr. Jalalizadeh), except to the extent the terms of a particular equity award provide otherwise, (iii) reimbursement of health and dental insurance premiums for six months following termination and (iv) any payments due and unpaid under a performance incentive plan.

Messrs. Kohli, Hungle and Jalalizadeh are entitled to additional benefits in the event they are terminated in connection with a change in control of us, as described below.

Additional Benefits upon Termination in Connection with a Change in Control

In addition to the severance benefits described above under “— General Severance Benefits,” our employment agreements with Messrs. Kohli, Hungle and Jalalizadeh provide for accelerated vesting of all outstanding equity awards held by such officer, including the options described above in the “Outstanding Equity Awards at Fiscal Year-End” table and related footnotes, in the event that such named executive officer is terminated involuntarily or resigns for good reason upon or following a change in control of us, unless the terms of a particular equity award provide otherwise.

The employment agreements of Mr. Kohli and Mr. Hungle additionally provide that if Mr. Kohli or Mr. Hungle is terminated without cause or resigns for good reason prior to or following a change in control of us, we will be required to execute an amendment to his option agreements to extend the exercisability of his options to the date that is one year after the earliest to occur of (i) a change in control of us, (ii) our November 2013 initial public offering or (iii) the termination or resignation, if it occurs after a change in control of us or our initial public offering. This exercisability period will be further extended by any time period during which the executive’s option shares are subject to a lock-up, market standoff or similar restriction or otherwise refrains from selling his option shares at the request of an underwriter.

In addition, our amended and restated 2005 Stock Plan and 2013 Equity Incentive Plan provide for full acceleration of the vesting of any unvested stock options or stock purchase rights, including those held by our named executive officers, in the event that they are not assumed or otherwise substituted with new equivalent options or shares in a merger or change in control of us. See “Benefit Plans — Amended and Restated 2005 Stock Plan” and “Benefit Plans — 2013 Equity Incentive Plan” for more information.

Definitions of “Cause,” “Good Reason” and “Change in Control”

The employment agreements of Messrs. Kohli, Hungle and Jalalizadeh define “cause” and “good reason” in substantially the same manner.

“Cause” is generally defined as:

•	the officer’s continued failure to perform his duties;

•	any willful act of personal dishonesty, fraud or misrepresentation taken by the officer which was intended to result in his substantial gain or personal enrichment at our expense;

•	willful violation of a federal or state law or regulation applicable to our business in a manner materially injurious to us;

•	conviction of a felony or a plea of nolo contendere; or

•	willful breach of the terms of the non-competition provisions of his employment agreement or his employee proprietary information agreement with us.

“Good reason” is generally defined as the occurrence of any of the following without the executive’s consent:

•	a material reduction of his salary, overall benefits package, duties or responsibilities except, generally, for any reduction of responsibilities related to an acquisition of us by a larger entity; or

•	his relocation to a facility or a location more than fifty miles from his then-present location.

“Change in control” is generally defined as a change in ownership or control of us effected through any of the following transactions:

•	a merger, consolidation or other reorganization approved by our stockholders in which a change in ownership or control of us is effected through the acquisition by any person, or group of persons acting together, of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities (as measured in terms of the power to vote with respect to the election of Board members);

•	a sale, transfer or other disposition of all or substantially all of our assets;

•	any transaction or series of related transactions pursuant to which any person or any group of persons acting together acquires, directly or indirectly (whether as a result of a single acquisition or one or more acquisitions within a rolling twelve (12)-month period), beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the such transaction or series of related transactions, whether such transaction involves a direct issuance of securities by us or the acquisition of outstanding securities held by one or more of our existing stockholders; or

•	a change in the composition of our Board of Directors over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either have been Board members continuously since the beginning of such thirty-six (36)-month period or have been elected or nominated for election as Board members during such period by at least a majority such Board members who were still in office at the time the Board approved such election or nomination.

Benefit Plans

2013 Equity Incentive Plan

In January 2013 our Board of Directors adopted, and in October 2013 our Board of Directors amended, subject to the approval of our stockholders, the Mavenir Systems, Inc. 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan is a broad-based incentive plan that provides for granting stock options, stock awards, performance awards and other stock-based awards and substitute awards to employees, service providers and non-employee directors. The 2013 Equity Incentive Plan has a term of ten years from the date of adoption, unless it is earlier terminated by the Board.

Available Shares. The maximum number of shares of common stock initially reserved for issuance under the 2013 Equity Incentive Plan was 1,885,714 shares. This amount includes shares of common stock that, as of the date of adoption of the 2013 Equity Incentive Plan, had been reserved but not issued pursuant to any awards granted under the amended and restated 2005 Stock Plan and are not subject to any awards granted thereunder. This initial amount will be increased by any shares of common stock subject to stock options or similar awards granted under the amended and restated 2005 Stock Plan that expire or otherwise terminate without having been exercised in full and shares of common stock pursuant to awards granted under the amended and restated 2005 Stock Plan that are forfeited to or repurchased by us up to a maximum of 2,701,775 additional shares which, as of December 31, 2013, totaled an aggregate of 98,765 shares. During fiscal 2013, our Board of Directors authorized for grant options to purchase an aggregate of 880,097 shares of common stock under the 2013 Equity Incentive Plan.

The number of shares reserved for issuance under the 2013 Equity Incentive Plan will automatically increase on January 1st of each calendar year during the term of the 2013 Equity Incentive Plan, commencing on January 1, 2014, by

(i)	an amount, or the Annual Increase Amount, equal to the lesser of

(A)	4.5% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding year and

(B)	2,857,143 shares, or

(ii)	such other amount that is lower than the lesser of the amount determined by clauses (i)(A) and (B) above that our Board of Directors, in its sole discretion (but without any obligation), may determine shall be the Annual Increase Amount with respect to any applicable annual period.

The Annual Increase Amount for January 1, 2014 was 1,053,934 shares.

The shares of common stock issued pursuant to awards granted under the 2013 Equity Incentive Plan may be authorized, but unissued, or reacquired common stock.

The maximum number of shares of common stock that may be issued under the 2013 Equity Incentive Plan pursuant to the exercise of incentive stock options is 4,587,464 shares, increased on the first trading day of January each year during the term of the 2013 Equity Incentive Plan, beginning with the year ending December 31, 2013, by the Annual Increase Amount. The Annual Increase Amount for January 1, 2014 was 1,053,934 shares. No more than 1,142,857 options, stock appreciation rights or shares of common stock shall be issued to any one participant pursuant to the 2013 Equity Incentive Plan in any one year.

Administration. The 2013 Equity Incentive Plan will be administered by the compensation committee of our Board of Directors. In the case of awards to “covered employees” as defined in Section 162(m) of the Internal Revenue Code the 2013 Equity Incentive Plan will, at the discretion of the compensation committee, be administered by a committee of two or more “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee and the Board will have the full authority, subject to the terms of the 2013 Equity Incentive Plan, to establish rules and regulations for the proper administration of the 2013 Equity Incentive Plan, to promulgate forms of award agreements, to select the employees, service providers and directors to whom awards are granted and to determine the type of awards made and the terms of the awards. However, awards to “covered employees” may be administered only by the compensation committee.

Stock Options. The plan administrator may grant incentive and/or nonstatutory stock options under our 2013 Equity Incentive Plan, provided that incentive stock options are only granted to employees. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years. However, an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our parent or subsidiary corporations, may not have a term exceeding five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The payment of the exercise price of an option may be made by cash, shares or other method of payment acceptable to the plan administrator and permitted by applicable laws. Subject to the provisions of our 2013 Equity Incentive Plan, the plan administrator determines the vesting terms of the options. After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. The plan administrator will have discretion to extend the period of time that an option will remain exercisable following a cessation of service, or to provide that an option will continue vesting following a cessation of service. Generally, if termination is due to death or disability, the option will remain exercisable by the grantee’s estate. However, in no event may an option be exercised later than the expiration of its term. If an employee, director or consultant is terminated for cause, then his or her options will terminate immediately.

Stock Appreciation Rights. Stock appreciation rights may be granted under our 2013 Equity Incentive Plan. Stock appreciation rights may be awarded as tandem stock appreciation rights, which are issued in conjunction with an option and may either be exercised as an option or settled as a stock appreciation right, or stand-alone stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. Subject to the provisions of the 2013 Equity Incentive Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement. The provisions governing post-termination exercise or settlement of a stock appreciation rights are substantially the same as those governing post-termination exercise of options as described above under “— Stock Options.”

Restricted Stock. Restricted stock may be granted under our 2013 Equity Incentive Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest, and the restrictions on such shares will lapse, in accordance with terms and conditions established by the plan administrator, or such shares may be vested immediately at the grant date. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator or continued service to us. The plan administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to the 2013 Equity Incentive Plan; however, the plan administrator may, in its discretion, waive this forfeiture and instead provide that unvested restricted stock will vest despite the recipient’s termination of service or non-achievement of specified performance objectives. The specific terms will be set forth in an award agreement.

Restricted Stock Units. Restricted stock units may be granted under our 2013 Equity Incentive Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units, including the vesting criteria and vesting periods, which may include achievement of specified performance criteria or continued service to us, and the form and timing of payment. The plan administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The plan administrator determines in its sole discretion whether an award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an award agreement.

Performance Units. Performance units may be granted under our 2013 Equity Incentive Plan. Performance units are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and the value of performance units to be paid out to participants, or the amount of cash or shares payable in connection with such performance units. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. The specific terms will be set forth in an award agreement.

Dividend Equivalent Rights. Dividend equivalent rights may be granted under our 2013 Equity Incentive Plan, either as stand-alone awards or in tandem with other awards. A dividend equivalent right represents the right to receive the economic equivalent of each dividend or distribution (other than dividends of our common stock) paid on our outstanding shares of common stock. In the sole discretion of the administrator, payments of amounts due with respect to dividend equivalent rights may be made in cash, shares of our common stock, or a combination of the two, based on the fair market value of our common stock. No award of a dividend equivalent right may have a term exceeding ten years.

Automatic Director Awards. Our 2013 Equity Incentive Plan also provides for the automatic grant of option or restricted stock awards to our non-employee directors. Upon the later of the our initial public offering or the date that a non-employee director is appointed to our Board (other than at an annual meeting of stockholders), non-employee directors will automatically receive an award of options to purchase a number of shares of our common stock determined in the discretion of the nominating and corporate governance committee of our Board of Directors (not to exceed 87,500 shares), or an award of restricted stock units of equivalent value (as determined using the option valuation method used by the company for the preparation of its financial statements). Any restricted stock unit issued under our automatic director award program will be accompanied by a dividend equivalent right of the type described above. Each of these initial option or restricted stock unit awards will vest as to one-third of the shares subject to such award on the first anniversary of the grant date, and in twenty-four equal monthly installments thereafter, provided that the recipient continues to serve as a director through each such date, provided further, that the shares subject to such an award granted upon our initial public offering shall vest in full if the director who received such an award elects not to be nominated as a director at the next regular annual meeting of our stockholders following our initial public offering at which such director’s term expires.

In addition, our non-employee directors will be entitled to receive an annual award of options to purchase a number of shares of our common stock determined in the discretion of the nominating and corporate governance committee of our Board of Directors (not to exceed 43,750 shares), or an award of restricted stock units of equivalent value, on the date of each annual meeting (except for directors who have received an initial award described above within six months of that annual meeting). These annual awards will vest in full on the earlier of (i) the first anniversary of the annual award grant date or (ii) the day before our next annual meeting of stockholders.

These director awards will cease vesting upon a director’s cessation of service but options will generally remain exerciseable for twelve months following such cessation. Awards granted under our automatic director award program will vest in full upon a change in control of us as described below under “—Merger or Change in Control.” The amount of options or restricted stock units granted to our non-employee directors under the automatic director award program is subject to the discretion of the plan administrator, provided that such amounts may not exceed the maximum amounts set forth in the 2013 Equity Incentive Plan. Additionally, non-employee directors are eligible to receive discretionary grants.

Transferability of Awards. Unless the administrator provides otherwise, our 2013 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2013 Equity Incentive Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the 2013 Equity Incentive Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the 2013 Equity Incentive Plan.

Merger or Change in Control. Our 2013 Equity Incentive Plan provides that in the event of a merger or change in control, each outstanding award will fully vest and all restrictions will lapse, unless (i) the successor corporation or its parent or subsidiary assumes or substitutes an equivalent award , (ii) the successor corporation or its parent or subsidiary replaces such award with a cash retention program that preserves the spread payable to the award holder at the time of such change in control or (iii) the plan administrator provides otherwise. The plan administrator also has the discretion to provide that one or more outstanding awards shall accelerate in full, regardless of whether a successor corporation or its parent or subsidiary assumes or substitutes such award, or to provide that, even if an award is assumed or substituted, that it will fully vest upon the recipient’s termination other than for cause or resignation for good reason within a designated period following a change in control. Awards granted to our directors under the automatic director award program described above under “—Automatic Director Awards” will vest in full upon a change in control of us.

The 2013 Equity Incentive Plan defines a “change in control” in substantially the same manner as described above under “Potential Payments Upon Termination or Change in Control — Definitions of “Cause,” “Good Reason” and “Change in Control.””

Plan Amendment, Termination. Our Board of Directors has the authority to amend, suspend or terminate the 2013 Equity Incentive Plan, provided such action does not impair the existing rights of any participant. Where required by applicable laws or stock exchange rules, our Board of Directors must obtain the approval of our stockholders to amend the 2013 Equity Incentive Plan.

This description of the 2013 Equity Incentive Plan is a summary only and is qualified in its entirety by the terms and provisions of the 2013 Equity Incentive Plan, a copy of which is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC.

Amended and Restated 2005 Stock Plan

Our amended and restated 2005 Stock Plan was initially adopted by our Board of Directors in October 2005, was subsequently approved by our stockholders, and was amended in April 2006, September 2006, February 2007, October 2007, October 2010, May 2011, December 2012 and January 2013. In March 2007, our Board of Directors approved the adoption of sub-plans for the grant of stock options to our employees in India and the United Kingdom. In May 2011, in connection with our sale of Series E redeemable convertible preferred stock, our amended and restated 2005 Stock Plan was amended to (i) increase the maximum number of shares of common stock that may be issued or subject to stock options by 1,251,413 shares to 3,473,645 shares and (ii) provide our Board of Directors discretionary authority to cancel any outstanding option, to the extent unvested, without consideration in the event of a merger or other change in control of us in which the acquiror does not assume or substitute options issued under the amended and restated 2005 Stock Plan. In January 2013, our amended and restated 2005 Stock Plan was amended to provide that, upon a merger or change in control of us, the vesting of all unvested options or shares awarded thereunder would accelerate in full if the acquiring company does not assume or otherwise substitute new equivalent options or shares for options or shares outstanding under the amended and restated 2005 Stock Plan.

Our amended and restated 2005 Stock Plan provides for the grant of nonstatutory stock options, incentive stock options and stock purchase rights to our employees, directors and consultants. As of December 31, 2013, options to purchase 2,418,534 shares of common stock were outstanding under the 2005 Stock Plan and no shares of common stock remained available for future grant. No stock purchase rights are outstanding under the amended and restated 2005 Stock Plan. Awards that expire, become unexercisable or are forfeited become available for future grant under the 2013 Equity Incentive Plan.

The standard form of option agreement under the amended and restated 2005 Stock Plan provides that options will vest 25% on the first anniversary of the vesting start date with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable vesting date. Under our amended and restated 2005 Stock Plan, our Board of Directors, or a committee designated by our Board of Directors, has the authority to grant options with early exercise rights, subject to our repurchase right that lapses as the shares vest on the original vesting schedule, and to provide for accelerated vesting.

The standard form of option agreement under the 2005 Stock Plan also restricts the transfer of shares of our common stock issued pursuant to an award for the period specified by the representative of the underwriters not to exceed 180 days following the effective date of the registration statement related to our November 2013 initial public offering.

The term of an incentive stock option may not exceed 10 years and the exercise price may not be less than the fair market value on the grant date, except that with respect to any optionee who owned 10% of the voting power of all classes of our outstanding stock as of the grant date, the term may not exceed 5 years and the exercise price of the incentive stock option must equal at least 110% of the fair market value on the grant date.

After the termination of service of an employee, director or consultant, he or she may exercise his or her options to the extent vested for the period of time stated in his or her option agreement. Generally, if termination is due to disability, the option will remain exercisable for six months, and if termination is due to death, the option will remain exercisable for one year. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Unless the administrator provides otherwise, our amended and restated 2005 Stock Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Our amended and restated 2005 Stock Plan does not include, as a default provision, any acceleration of vesting of outstanding option awards in the event of a merger, acquisition or other change in control of us. Instead, our amended and restated 2005 Stock Plan provides that, in the event of a merger or change in control as defined under the 2005 Stock Plan, each outstanding option shall be (i) assumed or (ii) substituted with an equivalent option by the successor entity. If the successor entity does not assume or substitute the outstanding options, then the vesting of all unvested options or shares awarded under the amended and restated 2005 Stock Plan will accelerate. Our Board of Directors, or a committee designated by our Board of Directors, is required to give notice of any proposed merger or change in control prior to the closing date. If the consideration received in the merger or change in control is not solely common stock of the successor corporation or its parent, our Board of Directors, or a committee designated by our Board of Directors, may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of each share subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the merger or change in control.

“Change in control” is defined in our amended and restated 2005 Stock Plan as:

•	the acquisition of our company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which our outstanding shares are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing our jurisdiction of incorporation) that results in the transfer or acquisition of at least a majority of the voting power of our outstanding shares to that other entity; or

•	a sale of all or substantially all of our assets or the exclusive license of all or substantially all of our intellectual property by means of any transaction or series of related transactions.

The amended and restated 2005 Stock Plan is administered by our Board of Directors. Our Board of Directors is permitted to delegate the administration of the amended and restated 2005 Stock Plan to a committee. Our Board of Directors also has the authority to amend or modify the amended and restated 2005 Stock Plan, as long as the amendment or modification does not impair the rights of any participant without the written consent of that participant, and provided further that the Board of Directors must obtain stockholder approval of any amendment to the extent required by applicable law.

We will not grant any additional awards under our amended and restated 2005 Stock Plan. Instead, we will grant options under our 2013 Equity Incentive Plan described below. Our amended and restated 2005 Stock Plan continues to govern the terms and conditions of all outstanding options granted under the amended and restated 2005 Stock Plan prior to our initial public offering.

2013 Employee Stock Purchase Plan

Introduction. Our Employee Stock Purchase Plan was adopted by the board on August 6, 2013. The plan was approved by our stockholders in September 2013. The plan will become effective on November 20, 2014. The plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock at periodic intervals with their accumulated payroll deductions or other form of plan contribution.

Share Reserve. 482,143 shares of our common stock will initially be reserved for issuance. The reserve will automatically increase on the first trading day in January each calendar year during the term of the plan, beginning in calendar year 2015, by an amount equal to 1% of the total number of outstanding shares of our common stock on the last trading day in the immediately preceding calendar month. In no event will any such annual increase exceed 428,572 shares.

Offering Periods. The plan will have a series of overlapping offering periods, each with a duration of six (6) months, until such time as the plan administrator specifies otherwise. Offering periods for our U.S. employees will begin at semi-annual intervals on May 20 and November 20 each year. Separate offering periods for our non-U.S. employees will be established by the plan administrator, with such modified terms and provisions as may be necessary to comply with local law and may run concurrently with our U.S. employee offering periods or have their own individual start and end dates.

Eligible Employees. Individuals regularly expected to work more than 20 hours per week for more than 5 calendar months per year may join an offering period on the start date of that period.

Payroll Deduction/Plan Contribution. A participant may contribute any multiple of 1% of his or her cash earnings up to 15% (or such lesser percentage as may be specified by the plan administrator prior to the start date of any subsequent offering period) through payroll deductions, and the accumulated deductions will be applied to the purchase of shares of our common stock on each specified purchase date during the offering period.

For the purchase interval of the first offering period under the plan, no payroll deductions or other form of permitted contribution will be required of any participant until such time as the participant affirmatively elects to commence such payroll deductions or other form of permitted contribution following his or her receipt of the requisite prospectus for the plan. For such purchase interval, the participant will be required to contribute up to 15% of his or her cash earnings to the plan either in a lump sum or one or more installments after receipt of such prospectus and prior to the close of that purchase interval should he or she elect to purchase shares of our common stock for that initial purchase interval and his or her limited payroll deductions (if any) for that interval not be sufficient to fund the entire purchase price for those shares.

Purchase Price and Purchase Limitations. The purchase price per share will not be less than 85% of the lower of (i) the fair market value per share on the start date of the offering period in which the participant is enrolled or (ii) the fair market value per share on the applicable purchase date. Unless otherwise designated by the plan administrator for one or more offering periods, the purchase dates will occur semi-annually on the last business day in January and July each year. However, a participant may not purchase more than 1,000 shares on any purchase date, and not more than 312,500 shares may be purchased in total by all participants in a particular offering on any one purchase date. The plan administrator will have the authority to change these limitations for one or more offering periods, provided the change is made prior to the start of the affected offering period or periods.

Reset Feature. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of the offering period in which that purchase date occurs, then the individuals participating in that offering period will, immediately after the purchase of shares of our common stock on their behalf on that purchase date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such purchase date, provided the market price of our common stock at that time is lower than the market price at the start of the offering period in which they are then participating.

Change in Control. In the event of a change in control, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of the acquisition. The purchase price will not be less than 85% of the lower of (i) the market value per share on the start date of the offering period in which the participant is enrolled at the time the acquisition occurs or (ii) the fair market value per share immediately prior to the acquisition.

A change in control will be deemed to occur upon the occurrence of any of the following events: (i) we are acquired by merger or asset sale; (ii) any person or group of related persons becomes the beneficial owner of securities possessing more than fifty percent of the total combined voting power of all of our outstanding securities or representing more than fifty percent of the aggregate market value of all of our outstanding capital stock; or (iii) there occurs certain changes in the composition of our Board of Directors.

Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of the outstanding shares of our common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to: (i) the maximum number and class of securities issuable under the plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year, (iii) the maximum number and class of securities purchasable per participant on any one purchase date, (iv) the maximum number and class of securities purchasable in total by all participants in a particular offering on any one purchase date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be made in such manner as the plan administrator deems appropriate, and its determination will be binding on all persons with an interest in the plan or any purchase right under the plan.

Miscellaneous Provisions. The following provisions will also be in effect under the plan:

•	Our Board of Directors may amend the terms of an offering period prior to the start of that offering period and may terminate an existing offering period at any time, effective immediately following any purchase date within that offering period.

•	The plan will terminate no later than November 19, 2024.

•	Stockholder approval will be required for any amendments which increase the number of shares of our common stock issuable under the plan, except for permissible adjustments in the event of certain changes in our capital structure or modify the eligibility requirements for participation in the plan.

Equity Compensation Plan Information

The following table includes information as of December 31, 2013 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	3,287,272	$3.86	1,597,884	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	3,287,272	3.86	1,597,884

(1)	Includes securities issuable under our amended and restated 2005 Stock Plan, our 2013 Equity Incentive Plan and our 2013 Employee Stock Purchase Plan.
(2)	Includes (i) 1,115,741 shares of common stock available for issuance under our 2013 Equity Incentive Plan and (ii) 482,143 shares of common stock available for issuance under our 2013 Employee Stock Purchase Plan. No shares are reserved for future issuance under our amended and restated 2005 Stock Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

Beginning in 2014, the number of shares of common stock reserved under the 2013 Equity Incentive Plan automatically increases on January 1st of each year by an amount (the Annual Increase Amount) described above under “— Benefit Plans — 2013 Equity Incentive Plan.” The Annual Increase Amount for January 1, 2014 was 1,053,934 shares. Beginning in January 2015, the number of shares of common stock reserved under our 2013 Employee Stock Purchase Plan will automatically increase on the first trading day of January in each calendar year by an amount equal to 1% of the total number of outstanding shares of our common stock on the last trading day of the preceding calendar month, subject to a maximum increase of 428,572 shares.

Other Compensation Policies

Recovery of Compensation

Currently, we have not implemented a policy regarding any retroactive adjustments to any future cash or equity-based incentive compensation paid to our named executive officers or other employees where the payments are predicated upon the achievement of financial results that became the subject of a financial restatement, if any. We expect that the compensation committee will adopt, or recommend that our Board of Directors adopt, a compensation recovery policy consistent with the requirements of regulations promulgated under Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act, if and when such regulations are enacted.

Pursuant to the terms of our Sales Commission Plan, we have a policy of recovering sales commission payments to our sales executives to the extent such payments are predicated on sales orders that are later de-booked, rescinded or otherwise not fulfilled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our shares as of March 31, 2014 for:

•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock; each of our directors;

•	each of our directors;

•	each of our named executive officers; and

•	all our directors and executive officers as a group (12 persons).

Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Mavenir Systems, Inc., 1700 International Parkway, Suite 200, Richardson, TX 75081.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 31, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The information in the following table is calculated based on 23,468,850 shares of common stock outstanding as of March 31, 2014.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders
Entities affiliated with North Bridge Venture Partners(1)	4,352,934	18.5%
Austin Ventures VIII, L.P.(2)	4,100,854	17.5
Alloy Ventures 2005, L.P.(3)	3,050,605	13.0
August Capital V Special Opportunities, L.P.(4)	2,903,831	12.4
Cisco Systems, Inc.(5)	2,034,229	8.3
Wellington Management Company, LLP(6)	1,638,883	7.0
Directors and Executive Officers
Pardeep Kohli(7)	833,609	3.4
Terry Hungle(7)	201,734	*
Bahram Jalalizadeh(7)	177,732	*
Ammar H. Hanafi(8)	3,058,605	13.0
Jeffrey P. McCarthy(1)	—	—
Vivek Mehra(4)	2,903,831	12.4
Hubert de Pesquidoux(7)	22,389	*
Benjamin L. Scott(7)	21,428	*
Venu Shamapant(7)	—	—
All executive officers and directors as a group (12 persons)	6,120,201	30.1%

*	Percentage of shares beneficially owned does not exceed 1%.
(1)	Based on information in a Schedule 13G filed on January 22, 2014, consists of (a) 1,695,587 shares of common stock held by North Bridge Venture Partners V-A, L.P., (b) 831,072 shares of common stock held by North Bridge Venture Partners V-B, L.P. and (c) 1,826,275 shares of common stock held by North Bridge Venture Partners VI, L.P. North Bridge Venture Management V, L.P. is the sole general partner of North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. North Bridge Venture Management VI, L.P. is the sole general partner of North Bridge Venture Partners VI, L.P. NBVM GP, LLC, as the sole general partner of North Bridge Venture Management V, L.P., has ultimate voting and investment power of the shares held of record by North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P., and as the sole General Partner of North Bridge Venture Management VI, L.P., has ultimate voting and investment power of the shares held of record by North Bridge Venture Partners VI, L.P. Shared voting and investment power over such shares is vested in the founding managers of NBVM GP, LLC, Edward T. Anderson and Richard A. D’Amore. Jeffrey P. McCarthy, a member of our Board of Directors, is a manager of NBVM GP, LLC. The address for North Bridge Venture Partners is 950 Winter Street, Suite 4600, Waltham, MA 02451.
(2)	Based on information in a Schedule 13G filed on February 13, 2014, consists of shares held of record by Austin Ventures VIII, L.P. (“AV VIII”). AV Partners VIII, L.P. (“AVP VIII”) is the general partner of AV VIII and may be deemed to have sole voting and investment power over the shares held by AV VIII. Joseph C. Aragona, Kenneth P. DeAngelis, John D. Thornton and Christopher A. Pacitti are the general partners of AVP VIII and share voting and/or dispositive power over the shares held by AVP VIII. The address for Austin Ventures VIII, L.P. is 300 West Sixth Street, Suite 2300, Austin, TX 78701.
(3)	Based on information in a Schedule 13G filed on February 14, 2014, consists of shares held of record by Alloy Ventures 2005, L.P. Craig Taylor, John Shoch, Douglas Kelly, Tony Di Bona, Daniel Rubin, Michael Hunkapiller and Ammar H. Hanafi, a member of our Board of Directors, are managing directors of Alloy Ventures 2005, LLC, the general partner of Alloy Ventures 2005, L.P., and may be deemed to hold shared voting and dispositive power over the shares held by Alloy Ventures 2005, L.P.; however, they disclaim beneficial ownership of these shares except to the extent of their pecuniary interests therein. The address for Alloy Ventures 2005, L.P. is 400 Hamilton Avenue, Palo Alto, CA 94301.
(4)	Based on information in a Schedule 13G filed on February 12, 2014, consists of 2,858,996 shares held by August Capital V Special Opportunities, L.P. (“August V Special Opportunities”), 24,436 shares held by August Capital Strategic Partners V, L.P. (“August Strategic V”), and 20,399 shares held as nominee for August V Special Opportunities, August Strategic V and related individuals (collectively, the “August Capital Funds”). Howard Hartenbaum, David M. Hornik, John R. Johnston, David F. Marquardt, Vivek Mehra and Andrew S. Rappaport, as members of August Capital Management V, L.L.C., the general partner of August V Special Opportunities, share voting and investment power with respect to the shares held by the August Capital Funds. Vivek Mehra is a member of our Board of Directors and may be deemed to have shared voting and investment power over the shares held by the August Capital Funds. The address for each of the August Capital Funds is 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(5)	Based on information in a Schedule 13G filed on February 13, 2014, consists of shares held of record by Cisco Systems International B.V., a wholly-owned subsidiary of Cisco Systems, Inc., and includes an exerciseable warrant held by Cisco Systems International B.V. to purchase 898,284 shares of common stock at an exercise price of $6.6794 per share. The holder’s address is 170 W. Tasman Drive, San Jose, CA 95134.
(6)	Based on information in a Schedule 13G filed on February 13, 2014. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.
(7)	1,340,459 shares of common stock beneficially owned by executive officers and directors consist of the following shares that are subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2014.

Name of Beneficial Owner	Shares Subject to Options
Pardeep Kohli	833,609
Terry Hungle	201,734
Bahram Jalalizadeh	177,732
Ammar H. Hanafi	—
Jeffrey P. McCarthy	—
Vivek Mehra	—
Hubert de Pesquidoux	22,389
Benjamin L. Scott	21,428
Venu Shamapant	—

All directors and executive officers as a group (12 persons)	1,340,459

Certain of these options may be exercised prior to vesting, subject to repurchase rights of the company at the lesser of fair market value or the exercise price, with such repurchase rights lapsing at such time as the underlying options vest. In the event of such early exercise, the holder would be entitled to vote all of the underlying shares acquired upon exercise and thus is deemed to beneficially own all shares underlying an option that permits early exercise. Of the options described in the table in this footnote, options to purchase 160,510 shares of common stock that were exercisable as of March 31, 2014 or within 60 days of March 31, 2014 would, if exercised, be subject to the company’s repurchase rights.

(8)	Reflects the shares described in footnote (3) as well as 8,000 shares held personally by Ammar H. Hanafi.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2013, to which we were or will be a party, in which:

•	the amount involved in the transaction exceeds $120,000; and

•	in which any of our executive officers, directors and principal stockholders, including their immediate family members, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and our directors are described elsewhere in this proxy statement “Information About or Board of Directors and Corporate Governance — Compensation of Non-Employee Directors” and “Executive Compensation.”

Amended and Restated Investors’ Rights Agreement

In connection with our preferred stock financings prior to our November 2013 initial public offering, we entered into an amended and restated investors’ rights agreement with certain of our stockholders, including Alloy Ventures 2005, L.P., August Capital V Special Opportunities, L.P., Austin Ventures VIII, L.P., entities affiliated with North Bridge Venture Partners and Starent Networks LLC, a wholly-owned subsidiary of Cisco Systems, Inc. The agreement was amended and restated in connection with our successive financings.

The amended and restated investors’ rights agreement grants such stockholders certain registration rights with respect to shares of our common stock. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. The registration rights described below will expire for each holder upon the earlier of (i) five years from our November 2013 initial public offering or (ii) the date after our initial public offering on which the holder may sell all of his, her or its shares under Rule 144 under the Securities Act during any 90-day period without regard to current public information, volume limitations, manner of sale restrictions or Form 144 filing requirements.

Demand Registration Rights

Pursuant to our amended and restated investors’ rights agreement dated May 26, 2011, at any time beginning six months after the consummation of our November 2013 initial public offering, the holders of at least a majority of the registrable shares of our common stock issued upon conversion of preferred stock can request that we file up to three registration statements registering all or a portion of their registrable shares. As of December 31, 2013, the holders of approximately 16,500,000 shares of our common stock have demand registration rights. Under specified circumstances, we also have the right to defer filing of a requested registration statement for a period of not more than 120 days, which right may not be exercised more than once during any period of 12 consecutive months. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Pursuant to the amended and restated investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, the holders of at least a majority of the registrable shares of common stock have the right to demand that we file additional registration statements, including a shelf registration statement, for such holder on Form S-3.

Piggyback Registration Rights

Pursuant to the amended and restated investors’ rights agreement, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit or similar plans, corporate reorganizations, a demand for Form S-1 or Form S-3 registration requested under the amended and restated investors’ rights agreement or a registration on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in this registration statement, the holders of registrable shares of common stock are entitled to notice of the registration and have the right to include their registrable shares in such registration. Holders of approximately 16,500,000 shares of our common stock will be entitled to notice of this registration and will be entitled to include their shares of common stock in the registration statement. The underwriter(s) of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Reseller OEM Agreement with Cisco Systems

We entered into a Reseller OEM Agreement with Starent Networks in October 2008. We entered into this agreement concurrently with our issuance to Starent Networks of (i) 898,285 shares of our Series C redeemable convertible preferred stock for an aggregate purchase price of $6.0 million and (ii) a warrant to purchase 898,284 shares of our Series C redeemable convertible preferred stock at an exercise price of $6.6794 per share. As a result of its investment in our Series C redeemable convertible preferred stock, Starent Networks became a holder of greater than 5% of a class of our voting securities. In December 2009, Cisco Systems (Cisco) completed its acquisition of Starent Networks and this Reseller OEM Agreement was assigned from Starent Networks to Cisco in September 2010. In April 2014, Cisco exercised the warrant in full on a “cashless” basis, resulting in the issuance of 555,034 shares of our common stock to Cisco.

During 2013, 2012 and 2011, we earned $37.4 million, $25.7 million and $23.3 million in revenues under the Reseller OEM Agreement with Cisco, respectively. As of December 31, 2013, we also had outstanding accounts receivable of $5.1 million under the Reseller OEM Agreement. The following description of the Reseller OEM Agreement is a summary only and is qualified by the text of the Reseller OEM Agreement filed as an exhibit to our Annual Report on Form 10-K filed with the SEC.

Term. The initial term of the Reseller OEM Agreement originally continued until October 2012 (four years after the effective date), and in August 2012 Cisco elected by written notice to extend the Reseller OEM Agreement for an additional one-year term (through October 2013). In August 2013, Cisco again elected to renew the Reseller OEM Agreement for one additional one-year term (through October 2014), and thereafter, the Reseller OEM Agreement is automatically renewed for one-year terms unless either party elects to terminate it by advance notice at the end of a term. Notwithstanding any such non-renewal of the Reseller OEM Agreement by Cisco, the Reseller OEM Agreement will continue in full force and effect as to certain Cisco projects with end-users for the duration of such projects. Accordingly, even after the expiration of the Reseller OEM Agreement we would have a continuing obligation to fulfill any orders from Cisco for our products, and to provide maintenance and support for those products, with respect to any such ongoing end-user projects. Moreover, following the termination of the Reseller OEM Agreement for any or no reason, we must offer maintenance and support services to Cisco under our then current published pricing, for all of our products already deployed by Cisco at the time of expiration or termination, for at least five (5) years from the last commercial sale of our products by Cisco prior to such expiration or termination unless Cisco ceases to pay all of our support fees. Either party may terminate the Reseller OEM Agreement upon a material uncured breach by the other party.

General. Under the Reseller OEM Agreement, Cisco is permitted but not obligated to order our solutions for resale to distributors or to end users, either as branded Mavenir products or as re-branded Cisco products. To support the successful deployment of our solutions, we are obligated under the Reseller OEM Agreement to participate in testing of our solutions and to provide certain maintenance and support services, at agreed-upon rates, to Cisco and any such distributor or end users. If Cisco enters into an agreement with an end-user to provide our solutions, Cisco has the right to seek our consent to a “back-to-back” agreement in which Cisco passes to us certain of its obligations to the end-user with respect to our solutions, which consent may not be unreasonably withheld.

Limited Exclusivity. If Cisco brings us a sales opportunity for any Mavenir solution with respect to a customer or potential customer and Cisco presents a reasonable account plan with respect to that customer, Cisco will have one year of exclusivity with respect to sales of our solutions to that customer if that customer is one of the approximately 30 large mobile service providers that is defined as a “Tier One” account in the Reseller OEM Agreement, and Cisco will have six months of exclusivity if that customer is not a “Tier One” customer.

“Most Favored Customer” Provision. We agree that, during the term of the Reseller OEM Agreement, the fees, terms and conditions for our solutions and services are and will be no less favorable to Cisco than those that we provide to our other customers, including reseller customers, of substantially similar volume or amount of sales of our products with substantially similar features and functionality.

If at any time we are not compliant with this “most favored customer” obligation, we are required to (i) apply the lower price to all pending and subsequent orders throughout the remainder of the term of the Reseller OEM Agreement, (ii) reissue all paid and unpaid invoices originally issued to Cisco for our products and services as of the date that we offered a lower price to another customer, which reissued invoices must reflect the lower price and (iii) at Cisco’s option, remit the difference to Cisco in the form of cash or a credit for future purchases of our products and services. We are required to annually audit our compliance with this “most favored customer” covenant, including pricing and terms that we offer to other customers, to annually certify our compliance to Cisco and to inform Cisco of any price reductions that it has received as a result of our compliance with this covenant. Cisco also has the ability to audit our customer records not more than once a year to confirm our compliance with this “most favored customer” provision.

Source Code Escrow. The Reseller OEM Agreement also includes a provision requiring us to deposit the source code for our solutions into a source code escrow, and such source code could be released to Cisco under certain circumstances, such as our material breach of the Reseller OEM Agreement, material and repeated failure to provide required support or maintenance or if we are subject to a bankruptcy proceeding or otherwise liquidate or cease to do business as a going concern.

Indemnity and Liquidated Damages. We agree in the Reseller OEM Agreement to indemnify Cisco against certain third-party claims relating to alleged infringement of intellectual property rights by our products or services or the failure to comply with any open-source license by any of our technology that becomes subject to an open-source license. In addition, we are subject to certain liquidated damages, performance penalty and refund obligations in the event that our products cause network outages or lack of availability and we are unable to resolve such issues within specified response times. We are also generally required to pay liquidated damages or performance penalties that Cisco may incur to an end user caused by the use of our products by that end user.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related person had or will have a direct or indirect material interest, as determined by our audit committee. These related person transactions would include, without limitation, purchases of goods or services by or from the related person, or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related person.

Subsequent to the adoption of this written policy, our audit committee ratified, confirmed and approved the Reseller OEM Agreement with Cisco, including all previous amendments thereto. For so long as the Reseller OEM Agreement with Cisco is an ongoing agreement, it will be subject to an annual review by our audit committee. In February 2014, our audit committee reviewed, ratified, confirmed and approved the Reseller OEM Agreement with Cisco in connection with this annual review.

OTHER MATTERS

Stockholder Proposals and Director Nominations

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2014 to our General Counsel and Secretary at 1700 International Parkway, Suite 200, Richardson, Texas 75081, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that if our 2015 Annual Meeting of Stockholders is held before May 19, 2015 or after July 18, 2015, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2015 Annual Meeting of Stockholders.

You are also advised to review our bylaws, which contain additional requirements that you must comply with if you wish to present a proposal before an Annual Meeting of Stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our notice materials with respect to such meeting, (ii) brought before the meeting by or at the direction of our Board of Directors or a committee of the Board, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our General Counsel and Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2015 Annual Meeting of Stockholders, our General Counsel and Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 18, 2015; and

•	not later than the close of business on March 20, 2015.

In the event that we hold our 2015 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2014 Annual Meeting, then notice of a stockholder proposal or director nomination that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2013, all Section 16(a) filing requirements were satisfied on a timely basis. During fiscal 2014 to date, Messrs. Hanafi, Kohli, Hungle, Jalalizadeh, McCabe, Khuntia and Garrett each filed one Form 4 late. Mr Hanafi’s late Form 4 reported three transactions and each of the other forms reported one transaction.

Stockholder Communications With Our Board of Directors

Stockholders wishing to communicate with our Board of Directors or with the independent members of our Board of Directors as a group may do so by writing to the Board of Directors or to its independent members as a group, and mailing the correspondence to our General Counsel and Secretary at Mavenir Systems, Inc., Attn: Sam Garrett, 1700 International Parkway, Suite 200, Richardson, TX 75081. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Legal Department will review all incoming stockholder communications and such stockholder communications will be forwarded to the Board of Directors or its independent members, as specified.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Under the “householding” procedure, we are permitted to deliver a single copy of the proxy materials and 2013 Annual Report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and 2013 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Mavenir only send a single copy of the proxy materials and 2013 Annual Report, stockholders may contact us at the address set forth below.

Availability of Annual Report

A copy of our 2013 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2013, and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:

Mavenir Systems, Inc.

Attention: Investor Relations

1700 International Parkway

Suite 200

Richardson, TX 75081

Our 2013 Annual Report and proxy statement are also available under the “Investor Relations” section on our website at http://investor.mavenir.com or http://www.proxydocs.com/MVNR.

Incorporation by Reference

The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

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The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

MAVENIR SYSTEMS, INC.

April 29, 2014

ANNUAL MEETING OF MAVENIR SYSTEMS, INC. Date: Wednesday, June 18, 2014 Time: 9:00 A.M. Central Time Place: Hyatt Regency North Dallas 701 East Campbell Road Richardson, Texas 75081 Please make your marks like this:Use dark black pencil or pen only provided Board of Directors Recommends a Vote FOR proposals 1 and 2. 1: Election of Class I Directors Directors For Withhold Recommend envelope 01 Jeffrey P. McCarthy Forthe For 02 Vivek Mehra in For Against Abstain portion 2: The ratication of the appointment of For BDO USA, LLP as our independent registered this public accounting rm for the scal year ending December 31, 2014; and just 3: The transaction of any other business that may properly come before the Annual Meeting return or any adjournment or postponement thereof.and perforation the at carefully separate To attend the meeting and vote your shares in person, please mark this box. Please Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Sign Here Please Date Above Please Date Above Please sign exactly as your name(s) appears on your stock certi cate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized of cer signing the proxy. Annual Meeting of Mavenir Systems, Inc. to be held on Wednesday, June 18, 2014 for Holders as of April 22, 2014 This proxy is being solicited on behalf of the Board of Directors INTERNET VOTED BY: TELEPHONE Call Go To 855-725-6891 www.proxypush.com/mvnr Use any touch-tone telephone. Cast your vote online. OR Have your Proxy Card/Voting Instruction Form ready. View Meeting Documents. Follow the simple recorded instructions. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Terry Hungle and Sam Garrett, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mavenir Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters speci ed and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. All votes must be received by 5:00 P.M., Eastern Time, June 17, 2014. PROXY TABULATOR FOR MAVENIR SYSTEMS, INC. P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #

Proxy — Mavenir Systems, Inc. Annual Meeting of Stockholders June 18, 2014, 9:00 A.M., Central Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Terry Hungle and Sam Garrett, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Mavenir Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, June 18, 2014 at 9:00 A.M. at The Hyatt Regency North Dallas, 701 East Campbell Road, Richardson, Texas 75081, and all adjournments thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no instructions are speci ed, the proxy will be voted FOR the nominess for directors speci ed in item 1 and FOR item 2. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)